AS  FILED  WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999
                                                  REGISTRATION  NO.  333-88575


                       U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                                  Washington,  D.C.  20549
                                    ____________________

                                    Amendment No. 1 to
                                       FORM  SB-2
                 REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933
                                   _____________________

                                LAKOTA  TECHNOLOGIES,  INC.
                    (Name  of  small  business  issuer  in  its  charter)
                                  _____________________


  COLORADO                            138203                     58-2230297
  (State  or  other           (Primary Standard Industrial   (I.R.S. Employer
  jurisdiction of             Classification Code Number)    Identification No.)
  incorporation or
  organization)

                                  _____________________

                                 2849  Paces  Ferry  Road
                                     Suite  710
                                  Atlanta,  Georgia  30339
                                     (770)  433-8250

                   (Address  and  telephone  number  of  Registrant's  principal executive  offices  and  principal  place  of  business)
                                  _____________________

                                  R.K. (Ken) Honeyman
                               2849  Paces  Ferry  Road
                                    Suite  710
                               Atlanta,  Georgia  30339
                                  (770)  433-8250

                (Name,  address and telephone number of agent  for  service)
                                 _____________________

                                     COPIES  TO:

                                 Brian  A.  Lebrecht,  Esq.
                                    Cutler  Law  Group
                           610  Newport  Center  Drive,  Suite  800
                                Newport  Beach,  CA  92660
                                 ____________________

                Approximate  Date  of  Proposed  Sale  to  the  Public.
     As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.  [   ]


                          ----------------------------

                         CALCULATION  OF  REGISTRATION  FEE




     CALCULATION  OF  REGISTRATION  FEE



                                              AMOUNT       PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES            BEING        OFFERING PRICE     AGGREGATE          REGISTRATION
 TO BE REGISTERED                             REGISTERED   PER SHARE(1)       OFFERING PRICE     FEE
--------------------------------------------  -----------  -----------------  -----------------  -------------
Common Stock offered for sale                  10,000,000  $          0.17     $       1,700,000  $      448.80
--------------------------------------------  -----------  -----------------  -----------------  -------------
Common Stock issuable upon conversion of       10,000,000  $          0.075(2) $         750,000  $      198.00
Convertible Promissory Note
--------------------------------------------
Common Stock issuable as interest on            1,600,000  $          0.075(2) $         120,000  $       31.68
Convertible Promissory Note(3)
--------------------------------------------
Common Stock issuable upon exercise of          5,000,000  $          0.085(4) $         425,000  $      112.20
Warrants
--------------------------------------------
Common Stock issuable upon exercise of          2,500,000  $          0.10     $         250,000  $       66.00
Warrants(5)
--------------------------------------------
Common Stock issuable upon exercise of          2,750,000  $          0.15     $         412,500  $      108.90
Warrants(5)
--------------------------------------------
Common Stock issuable upon exercise of            750,000  $          0.20     $         150,000  $       39.60
Warrants(5)
--------------------------------------------
Common Stock issuable upon exercise of            500,000  $          0.28     $         140,000  $       36.96
Warrants(5)
--------------------------------------------
Common Stock of certain selling shareholders    3,770,385  $          0.17     $         640,965  $      169.22
--------------------------------------------  -----------  -----------------  -----------------  -------------
Total Registration Fee                        $  1,211.36
--------------------------------------------  -----------

1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Based on the closing price for the referenced common stock on the OTC bulletin board maintained by Nasdaq on
   December 8, 1999.
2 The Convertible Promissory Note is convertible at a percentage of the price for the Company's common stock on the day immediately preceding the conversion. The Price reflects conversion in the event that Company's common stock is at a price of $0.10 at the standard percentage conversion. See "Description of Securities."
3 Reflects potential payment of the 8% interest on the Convertible Promissory Note for a period of 24 months from issuance. The pricing is calculated as set forth in footnote 2 hereof.
4 The Warrants are exercisable at 50% of the lower of (i) the closing bid price on the day immediately prior to the exercise, or (ii) the closing bid price on August 24, 1999 (which was $0.17). The Price reflects a price of $0.17 per share for the common stock, prior to applying the 50% discount.
5  See  "Selling  Shareholders".



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                        36,870,385  Shares  of  Common  Stock
----------
                                        LAKOTA  TECHNOLOGIES,  INC.

                                       [LAKOTA TECHNOLOGIES LOGO]

     Lakota Technologies, Inc. is registering 10,000,000 shares for sale to investors by Lakota at prices between $0.10 and $0.30. We will only receive the proceeds from this Offering if a minimum of 1,000,000 shares are sold. Until we reach that minimum offering, investors' proceeds will be placed in an interest-bearing trust account. All of the proceeds from the sale of these shares will go directly to Lakota.

     Lakota  is  also  registering  up  to  26,870,385  shares  for  resale  by:

      0 Five individual investors who purchased convertible notes and warrants, up to 16,600,000 shares;
      0 Five individual investors who may obtain shares upon the exercise of warrants, up to 6,000,000 shares;
      0 An individual shareholder and warrantholder, up to 2,000,000 shares; 0 A member of Lakota's board of directors, 1,300,000 shares; and 0 Lakota's legal counsel, 970,385 shares.

     Over 72% of the shares being offered in this prospectus are offered by selling shareholders, most of which will be sold at the prevailing market price. The sale of shares by selling shareholders will likely have a negative effect on the market price of our stock, which may affect our ability to sell the 10,000,000 shares we are registering for sale to investors. We have not taken any precautions, nor made any arrangements to address the effect of concurrent sales by us and by selling shareholders.

     Lakota's common stock is traded on the OTC bulletin board maintained by Nasdaq under the symbol LAKO. All of the common stock registered by this prospectus will be sold by the selling shareholders on their own behalf at the prevailing market price when they are sold. On December 8, 1999, the last reported sale price for the common stock on the OTC bulletin board was $0.17 per share.

     INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE RISK FACTORS BEGINNING ON PAGE 4. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This is a direct offering. There is no underwriter for any of the securities offered.

     THE  DATE  OF  THIS  PROSPECTUS  IS  DECEMBER  10,  1999

                                PROSPECTUS  SUMMARY

                          LAKOTA  TECHNOLOGIES,  INC.

     Over 72% of the shares being offered in this prospectus are offered by selling shareholders, most of which will be sold at the prevailing market price. The sale of shares by selling shareholders will likely have a negative effect on the market price of our stock, which may affect our ability to sell the 10,000,000 shares we are registering for sale to investors. We have not taken any precautions, nor made any arrangements to address the effect of concurrent sales by us and by selling shareholders.

     We are a holding company which, through the operations of our three wholly-owned subsidiaries, is engaged in two very distinct business sectors. The first, which we have been involved in since early 1997, is oil and gas exploration and operations. Our subsidiary, Lakota Oil and Gas, Inc.'s strategy is to invest with joint partners in oil and gas exploration projects that are already underway. The target joint partners are larger, well-financed entities that have access to greater pools of resources which we believe will result in enhanced success rates. This strategy emphasizes a balanced, risk-spreading approach to create what we believe to be the maximum return on investment.

     We are also involved in the rapidly growing high technology Internet sector. We recently completed two acquisitions which provided our means of entry into this exciting arena. Our subsidiary, 2-Infinity.com, Inc., provides low-cost, high-speed, dedicated Internet access, focusing on the hotel and multiple residential markets. Our subsidiary, AirNexus, Inc., is a retail provider of commercial voice and data services with an emphasis on wireless, or ethernet, networks. 2-Infinity and AirNexus gave us the opportunity to diversify from our traditional oil and gas business into the exciting world of high technology and the Internet.

     Our offices are located at 2849 Paces Ferry Road, Suite 710, Atlanta, Georgia 30339. Our telephone number is (770) 433-8250.

     We  maintain  an  Internet  website  at  http://www.lakotatech.com.
                                              --------------------------

                                  THE  OFFERING

Common stock offered by  Lakota . . . . . . . . . . . .  10,000,000  shares
Common stock offered by selling shareholders . . . . .   up to 26,870,385 shares
Common stock outstanding on  December  8,  1999 . . . .  41,868,182  shares
Common stock outstanding after  the offering . . . . .   Up to 75,063,567 shares
OTC bulletin board  symbol . . . . . . . . . . . . . .   LAKO.

     NASD Eligibility Rule 6530, issued on January 4, 1999, states that issuers who do not make current filings pursuant to Sections 13 and 15(d) of the Securities Act of 1934 are ineligible for listing on the OTC bulletin board. Issuers who are not current with such filings are subject to de-listing according to a phase-in schedule depending on each issuer's trading symbol as reported on January 4, 1999. Accordingly, our common stock is subject to de-listing on January 19, 2000. On December 20, 1999, if we have not complied with the Rule, our common stock will have its trading symbol changed to LAKOE. When we get this registration statement effective, we will become eligible to remain on the OTC bulletin board or to reapply if we have been de-listed.

                                     RISK  FACTORS


     Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price of our common stock could decline, and you could lose all or part of your investment in our common stock.


RISKS RELATED TO OUR OIL AND GAS BUSINESS AS WELL AS OUR INTERNET AND TECHNOLOGY BUSINESS

     YOU MAY NOT BE ABLE TO SELL YOUR STOCK, OR MAY BE FORCED TO SELL AT REDUCED PRICES, BECAUSE WE ARE REGISTERING A LARGE NUMBER OF SHARES FOR SELLING SHAREHOLDERS. Of the 36,870,385 shares registered in this offering, over 72% are being registered for sale by selling shareholders. The sale of shares by selling shareholders at the prevailing market prices may have a negative effect on the market value of our stock. If the market price of our stock declines, the price at which we are offering shares to investors in this offering may no longer be attractive, and as a result, we may not be able to raise required capital.

     YOU MAY BE UNABLE TO EFFECTIVELY EVALUATE OUR COMPANY FOR INVESTMENT PURPOSES BECAUSE OUR OIL AND GAS EXPLORATION AND INTERNET TECHNOLOGY BUSINESSES HAVE EXISTED FOR ONLY A SHORT PERIOD OF TIME. We began in the oil and gas exploration business in 1997, and our Internet and technology subsidiaries have been in operation since early 1999. As a result, we have only a limited operating history upon which you may evaluate our business and prospects. In addition, you must consider our prospects in light of the risks and uncertainties encountered by companies in an early stage of development in new and rapidly evolving markets.

     YOUR INVESTMENT MAY NOT INCREASE IN VALUE UNLESS WE ARE ABLE TO BECOME PROFITABLE. We have incurred losses in our business operation since inception. We expect to continue to lose money for the foreseeable future, and we cannot be certain when we will become profitable, if at all. Failure to achieve and maintain profitability may adversely affect the market price of our common stock.

     WE ARE PRESENTLY IN UNSOUND FINANCIAL CONDITION WHICH MAKES INVESTMENT IN OUR SECURITIES HIGHLY RISKY. Our financial statements include an auditor's report containing a modification regarding an uncertainty about our ability to continue as a going concern. Our financial statements also include an accumulated deficit of $6,367,274 as of September 30, 1999 and other indications of weakness in our present financial position. We have been operating primarily through the issuance of common stock for services by entities, including affiliates, that we could not afford to pay in cash. We are consequently deemed by state securities regulators to presently be in unsound financial condition. No person should invest in this offering unless they can afford to lose their entire investment.

     OUR BUSINESS DEPENDS ON A FEW KEY INDIVIDUALS AND MAY BE NEGATIVELY AFFECTED IF WE ARE UNABLE TO KEEP OUR KEY PERSONNEL. Our future success depends in large part on the skills, experience and efforts of our key marketing and management personnel. The loss of the continued services of any of these individuals could have a very significant negative effect on our business. In particular, we rely upon the experience of Ken Honeyman and Howard Wilson, our president and secretary, respectively. We do not currently maintain a policy of key man life insurance on any of our employees or management team.

     OUR BUSINESS PLAN REQUIRES ADDITIONAL PERSONNEL AND MAY BE NEGATIVELY AFFECTED IF WE ARE UNABLE TO HIRE AND RETAIN NEW SKILLED PERSONNEL. Qualified personnel are in great demand throughout the software and Internet start-up industries. Our success depends in large part upon our ability to attract, train, motivate and retain highly skilled sales and marketing personnel, web designers, software engineers and other senior personnel. Our failure to attract and retain the highly trained technical personnel that are integral to our direct sales, product development, service and support teams may limit the rate at which we can generate sales and develop new products and services or product and service enhancements. This could hurt our business, operating results and financial condition.

     OUR TECHNOLOGY BUSINESSES OWN PROPRIETARY TECHNOLOGY AND OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT THAT TECHNOLOGY. The unauthorized reproduction or other misappropriation of our proprietary technology could enable third parties to benefit from our technology without paying us for it. This could have a material adverse effect on our business, operating results and financial condition. We have relied primarily on the use of trade secrets to protect our proprietary technology, which may be inadequate. We do not know whether we will be able to defend our proprietary rights because the validity, enforceability and scope of protection of proprietary rights in Internet-related industries are uncertain and still evolving. Moreover, the laws of some foreign countries are uncertain and may not protect intellectual property rights to the same extent as the laws of the United States. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk.

     WE WILL INCUR SIGNIFICANT EXPENSES IF OTHER COMPANIES CLAIM WE HAVE INFRINGED ON THEIR PROPRIETARY RIGHTS. Although we attempt to avoid infringing known proprietary rights of third parties, we are subject to the risk of claims alleging infringement of third party proprietary rights. If we were to discover that any of our products violated third party proprietary rights, there can be no assurance that we would be able to obtain licenses on commercially reasonable terms to continue offering the product without substantial reengineering or that any effort to undertake such reengineering would be successful. We do not conduct comprehensive searches to determine whether the technology used in our products infringes patents, trademarks, tradenames or other protections held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract our management from our business. Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from selling our products. Any of these events could have a material adverse effect on our business, operating results and financial condition.

     IF WE ARE UNABLE TO RAISE SUFFICIENT CAPITAL IN THE FUTURE, WE MAY NOT BE ABLE TO STAY IN BUSINESS. Currently, our capital is insufficient to conduct our business and if we are unable to obtain needed financing, we will be unable to promote our products and services, engage in and exploit potential business opportunities and otherwise maintain our competitive position. Since we intend to grow our business rapidly, it is certain that we will require additional capital. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable to raise the capital required to fund our growth, on acceptable terms, our business may be seriously harmed or even terminated.

     WE COULD LOSE REVENUE AND INCUR SIGNIFICANT COSTS IF OUR COMPUTER SYSTEMS OR THE COMPUTER SYSTEMS OF THIRD-PARTIES ARE NOT YEAR 2000 COMPLIANT. Many currently installed computer systems and software products accept only two digits to identify the year in any date. Thus, the year 2000 will appear as "00," which a system or software might consider to be the year 1900 rather than the year 2000. This error could result in system failures, delays or miscalculations that disrupt our operations. The failure of our internal systems, or any material third-party systems, to be year 2000 compliant could result in significant liabilities and could seriously harm our business. We have conducted a review of our business systems, including our computer systems. We have taken steps to remedy potential problems, but have not yet developed a comprehensive year 2000 contingency plan. There can be no assurance that we will identify all year 2000 problems in our computer systems before they occur or that we will be able to remedy any problems that are discovered. We have also queried many of our customers, vendors and resellers as to their progress in identifying and addressing problems that their computer systems may face in correctly interrelating and processing date information as the year 2000 approaches and is reached. We have received responses from several of these parties, but there can be no assurance that we will identify all such year 2000 problems in the computer systems of our customers, vendors or resellers before they occur or that we will be able to remedy any problems that are discovered. Our efforts to identify and address year 2000 problems, and the expenses we may incur as a result of such problems, could have a material adverse effect on our business, financial condition and results of operations. In addition, the revenue stream and financial stability of existing customers may be adversely impacted by year 2000 problems, which could cause fluctuations in our revenue. If we fail to identify and remedy year 2000 problems, we could also be at a competitive disadvantage relative to companies that have corrected such problems. Any of these outcomes could have significant adverse effects on our business, financial condition and results of operations.

     WE MAY NOT HAVE SUFFICIENT INTEREST IN OUR INTERNET BUSINESSES TO MAKE MONEY. If the market for the services offered by 2-Infinity.com, Inc. and AirNexus, Inc. do not grow at a significant rate, our business, operating results and financial condition will be negatively affected. Our Internet-related services are a relatively new concept. Future demand for recently introduced technologies is highly uncertain, and therefore we cannot guaranty that our business will grow as we expect.

     OUR INTERNET BUSINESSES ARE IN HIGHLY COMPETITIVE INDUSTRIES, AND THUS THERE MAY NOT BE ENOUGH DEMAND FOR OUR PRODUCTS OR SERVICES FOR US TO MAKE MONEY. There are numerous competitors offering the services of 2-Infinity.com, Inc. and AirNexus, Inc. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Some of our competitors may be able to enter into such strategic or commercial relationships on more favorable terms. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on us. Increased competition may result in reduced operating margins and loss of market share.

     REVENUES FROM OUR INTERNET BUSINESSES WILL BE LESS LIKELY TO DEVELOP IF THE INTERNET DOES NOT REMAIN A VIABLE COMMERCIAL MARKETPLACE. Our ability to generate revenues is substantially dependent upon continued growth in the use of the Internet and the infrastructure for providing Internet access and carrying Internet traffic. We don't know if the necessary infrastructure or complementary products will be developed or that the Internet will prove to be a viable commercial marketplace. To the extent that the Internet continues to experience significant growth in the level of use and the number of users, we cannot guaranty that the infrastructure will continue to be able to support the demands placed upon it by such potential growth. In addition, delays in the development or adoption of new standards or protocols required to handle levels of Internet activity, or increased governmental regulation may restrict the growth of the Internet. If the necessary infrastructure or complementary products and services are not developed or if the Internet does not become a viable commercial marketplace, our business, operating results and financial condition would be negatively affected.

     WE MAY INCUR A LOSS OF REVENUES AND SIGNIFICANT COSTS IF WE CANNOT MAINTAIN THE SECURITY OF OUR INTERNET PRODUCTS AND SERVICES. Internet companies rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by companies to protect consumer's transaction data. If any such compromise of this security were to occur, it could have a material adverse effect on our potential clients, business, prospects, financial condition and results of operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of online services generally. To the extent that our activities or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, or personal data information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. We cannot be sure that our security measures will not prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business.

RISKS  RELATED  TO  OUR  OIL  AND  GAS  EXPLORATION  BUSINESS

     OUR REVENUES MAY VARY WIDELY BECAUSE OIL AND GAS PRICES ARE HIGHLY VOLATILE. A portion of our future potential revenue is dependent on the prevailing market price for oil and gas. The prices for oil and gas historically have been volatile and are subject to wide fluctuations in response to changes in the supply of and demand for oil and gas, market uncertainties and a variety of additional factors beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulation, political conditions in the Middle East, the foreign supply of oil and gas, the price and availability of alternative fuels and overall oil and gas market conditions. It is impossible to predict future oil and gas price movements with any certainty. Any substantial or extended decline in the price of oil and gas would have a negative effect on our financial condition and results of operations, as well as reduce the amount of our oil and gas that we can produce economically.

     IF LOCAL OPERATORS DO NOT EFFECTIVELY MANAGE OUR PROPERTIES, WE MAY SUFFER A LOSS OF REVENUES OR SIGNIFICANT ADDITIONAL EXPENSES. None of our oil and gas properties are operated by us. As a result, we have limited control over the manner in which operations are conducted on such properties, including the safety and environmental standards. Under the terms of the operating agreements governing operations on the properties in which we have an interest, we do not have any measurable influence or control over the nature and timing of exploration and development activities. As a result, the operators of such properties could undertake exploration or development projects at a time when we and our joint partners do not have the funds required to finance our share of the costs of such projects. In such event, in accordance with the operating agreements relating to properties in which we have an interest, the other parties to such agreements who fund their share of the cost of such a project are generally entitled to receive all cash flow from such project, subject to rights of third party royalty or other interest owners, until they have recovered a multiple of the costs of such project prior to our receipt of any production or revenues from such project or, in the event drilling is necessary to maintain leasehold interests, we may be required to forfeit our interests in such projects. Conversely, the operators of such properties could refuse to initiate exploration or development projects, in which case we would be required to propose such activities and may be required to proceed with such activities at much higher levels of participation than expected and without receiving any funding from the other interest owners or the operators may initiate exploration or development projects on a slower schedule than we prefer. Any of these events could have a significant effect on our anticipated exploration and development activities and financing thereof.

     OUR REVENUES AND PROFITABILITY WILL BE NEGATIVELY AFFECTED IF THERE ARE OPERATIONAL ACCIDENTS OR OTHER UNFORSEEN LIABILITIES. Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution and other environmental risks. These risks could result in substantial losses to us due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. In accordance with customary industry practice, we are not fully insured against all risks incident to its business. Because of the nature of industry hazards, it is possible that liabilities for pollution and other damages arising from a major occurrence could exceed insurance coverage or policy limits. Any such liabilities could have a materially adverse effect on our operations and profitability.

     OUR SELECTION PROCESS FOR OIL AND GAS INVESTMENTS MAY RESULT IN PROPERTIES THAT ARE UNPRODUCTIVE. We intend to continue acquiring oil and gas properties. Although we perform a review of the properties to be acquired that we believe is consistent with industry practices, our reviews are inherently incomplete. Generally, it is not feasible to review in-depth every individual property involved in each acquisition. Ordinarily, we will focus its review efforts on the higher-valued properties and will sample the remainder. However, even an in-depth review of all properties and records may not necessarily reveal existing or potential problems nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken. Furthermore, we must rely on information, including financial, operating and geological information, provided by the seller of the properties without being able to verify fully all such information and without the benefit of knowing the history of operations of all such properties.

     DUE  TO  RISKS  BEYOND  OUR CONTROL, A SIGNIFICANT AMOUNT OF CAPITAL MAY BE
LOST ON INVESTMENTS THAT UNPRODUCTIVE. A high degree of risk of loss of invested capital exists in almost all exploration and development activities which we undertake. No assurance can be given that oil or gas will be discovered to replace reserves currently being developed, produced and sold, or that if oil or gas reserves are found, they will be of a sufficient quantity to enable us to recover the substantial sums of money incurred in their acquisition, discovery and development. Drilling activities are subject to numerous risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. The cost of drilling, completing and operating wells is often uncertain. Our operations may be curtailed, delayed or cancelled as a result of numerous factors including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. The availability of a ready market for the our gas production depends on a number of factors, including, without limitation, the demand for and supply of natural gas, the proximity of gas reserves to pipelines, the capacity of such pipelines and government regulations.

     IF GOVERNMENTAL REGULATIONS CHANGE, WE MAY INCUR SUBSTANTIAL INCREASED EXPENSES. Our oil and gas business is subject to a number of federal, state and local laws and regulations relating to the exploration for and development and production of oil and gas, as well as environmental and safety matters. Such laws and regulations have generally become more stringent in recent years, often imposing greater liability on a larger number of potentially responsible parties. Because the requirements imposed by such laws and regulations are frequently changed, we are unable to predict the ultimate cost of compliance with such requirements and their effect on us.

RISKS  RELATED  TO  THIS  OFFERING  AND  OWNERSHIP  OF  OUR  STOCK.

     OUR BOARD OF DIRECTORS CAN ISSUE PREFERRED STOCK WITHOUT SHAREHOLDER CONSENT AND DILUTE OR OTHERWISE SIGNIFICANTLY AFFECT THE RIGHTS OF EXISTING SHAREHOLDERS. Our articles of incorporation provide that preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and the designation of any such shares, without any vote or action by our shareholders. The board of directors may authorize and issue preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control, because the terms of preferred stock that might be issued could potentially prohibit the consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the preferred stock. We will not offer preferred stock to promoters except on the same terms as it is offered to all other existing shareholders or to new shareholder or unless the issuance is approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our legal counsel or independent legal counsel.

     YOU MAY NOT BE ABLE TO SELL YOUR STOCK, OR MAY BE FORCED TO SELL AT REDUCED PRICES, BECAUSE THE MARKET FOR OUR COMMON STOCK IS VERY VOLATILE. Our stock is presently trading on the OTC bulletin board maintained by Nasdaq under the symbol LAKO. Nevertheless, there has been limited volume in trading in the public market for the common stock, and there can be no assurance that a more active trading market will develop or be sustained. The market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in our operating results, announcements of technological innovations or new products and/or services by us or our competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions.

     YOU MAY NOT BE ABLE TO SELL YOUR STOCK BECAUSE WE MAY BE DE-LISTED FROM THE OTC BULLETIN BOARD. NASD Eligibility Rule 6530 issued on January 4, 1999, states that issuers who do not make current filings pursuant to Sections 13 and 15(d) of the Securities Act of 1934 are ineligible for listing on the OTC bulletin board. Issuers who are not current with such filings are subject to delisting according to a phase-in schedule depending on each issuer's trading symbol as reported on January 4, 1999. Our trading symbol on January 4, 1999 was LAKO. Therefore, under the phase-in schedule, our common stock is subject to de-listing on January 19, 2000. One month prior to our potential delisting date, our common stock will have its trading symbol changed to LAKOE, unless we have then complied. When we get this registration statement effective, we will have satisfied Rule 6530 and would become eligible to remain on the OTC bulletin board. If we had previously been delisted, we could reapply for listing when we have this registration statement effective.

     YOU MAY BE FORCED TO SELL YOUR STOCK AT A REDUCED PRICE BECAUSE SALES BY OUR EXISTING SHAREHOLDERS MAY NEGATIVELY AFFECT THE PRICE. In this offering, we are registering 10,000,000 shares of common stock for sale to new investors. The price at which these shares are sold may be reduced because a large number of shares sold by selling shareholders will negatively affect the price. In addition, because of the large number of shares held by selling shareholders in this registration statement, selling shareholders may not be able to sell all or even a portion of their shares at the current market price. Even without subsequent registration, these sales could occur under Rule 144 of the Securities Act of 1933, which permits sales of unregistered, or restricted securities under certain circumstances.

     YOUR INVESTMENT IN OUR STOCK WILL BE IMMEDIATELY AND SUBSTANTIALLY NEGATIVELY AFFECTED BY DILUTION. The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in shares we are offering to the public in this offering. There has already been dilution from the shares registered for selling stockholders. Net tangible book value per share is determined by dividing the net tangible book value by the number of outstanding shares of common stock. Net tangible book value is calculated as total assets less intangible assets and total liabilities. The dilution calculations we have set forth in this section reflect an offering price of $0.17 per share, although we may sell the shares at prices above or below that price. As of September 30, 1999, Lakota had a net tangible book value of ($18,747) or ($0.00047) per share of issued and outstanding common stock. If we sell 1,000,000 shares in this offering, the net tangible book value will be $151,253, or $0.0037 per share, representing an immediate increase in net tangible book value of $0.0042 per share to existing shareholders and an immediate dilution of $0.166 per share to new investors. In the alternative, if we sell 5,000,000 shares in this offering, the net tangible book value will be $831,253, or $0.018 per share, representing an immediate increase in net tangible book value of $0.018 per share to existing shareholders and an immediate dilution of $0.152 per share to new investors. Finally, in the event we sell 10,000,000 shares in this offering, the net tangible book value will be $1,681,253, or $0.033 per share, representing an immediate increase in net tangible book value of $0.033 per share to existing shareholders and an immediate dilution of $0.137 per share to new investors.

     YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE OF THE PENNY-STOCK RULES. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has

     0 net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years,

     0 net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or

     0 average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years.

     Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     WE WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF SHARES HELD BY SELLING SHAREHOLDERS, AND MANAGEMENT HAS DISCRETION TO SPEND THE PROCEEDS FROM THE SALE OF NEWLY ISSUED SHARES. Most of the shares offered in this prospectus are being sold by shareholders who already have our shares because they invested in our company or helped us as professionals. The shares which we are trying to sell will result in proceeds to Lakota which will be used mostly for working capital and advertising, but our management will have wide discretion to use the proceeds as they believe is best for Lakota. The proceeds could therefore be used for items which our management decides is best rather than as listed.

     FORWARD LOOKING STATEMENTS. Except for historical information, the discussion in this registration statement contains some forward-looking statements that involve risks and uncertainties. These statements may refer to our future plans, objectives, expectations and intentions. These statements may be identified by the use of the words such as expect, anticipate, believe, intend, plan and similar expressions. Our actual results could differ materially from those anticipated in such forward-looking statements.

                             PRICE  RANGE  OF  SECURITIES

     The following table sets forth the high and low prices for shares of our common stock for the periods noted, as reported by the National Daily Quotation Service and the OTC bulletin board maintained by Nasdaq. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our stock began trading on September 25, 1997 under the symbol LAKO.




                                                                           BID PRICES
       YEAR                         PERIOD                              HIGH       LOW
      -----                         ------                              -----     -----

       1999                         First Quarter                        0.27      0.07
                                    Second Quarter                       0.62      0.06
                                    Third Quarter                        0.37      0.14
                                    Fourth Quarter                       0.23      0.10
                                    (through December 8, 1999)

       1998                         First Quarter                        1.22      0.31
                                    Second Quarter                       0.44      0.06
                                    Third Quarter                        0.38      0.04
                                    Fourth Quarter                       0.38      0.02

     The number of beneficial holders of record of the common stock of Lakota as of the close of business on December 8, 1999 was approximately 110. Many of the shares are held in street name and consequently reflect numerous additional beneficial owners.

     DIVIDEND  POLICY

     We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the future. Instead, we intend to retain future earnings, if any, to fund the development and growth of our business.

                                     DILUTION

     The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in shares we are offering to the public in this offering. There has already been dilution from the shares registered for selling stockholders. Net tangible book value per share is determined by dividing the net tangible book value by the number of outstanding shares of common stock. Net tangible book value is calculated as total assets less intangible assets and total liabilities. The dilution calculations we have set forth in this section reflect an offering price of $0.17 per share, although we may sell the shares at prices above or below that price.

     As of September 30, 1999, Lakota had a net tangible book value of ($18,747) or ($0.00047) per share of issued and outstanding common stock. The following dilution tables reflect the net tangible book value per share as of that date assuming the sale of:

     0    1,000,000  shares  (minimal offering), in which case the net tangible book value is $151,253, or $0.0037 per share, representing an immediate increase in net tangible book value of $0.0042 per share to existing shareholders and an immediate dilution of $0.166 per share to new investors;

     0 5,000,000 shares (mid-range offering), in which case the net tangible book value is $831,253, or $0.018 per share, representing an immediate increase in net tangible book value of $0.018 per share to existing shareholders and an immediate dilution of $0.152 per share to new investors; and

     0 10,000,000 shares (maximum offering), in which case the net tangible book value is $1,681,253, or $0.033 per share, representing an immediate increase in net tangible book value of $0.033 per share to existing shareholders and an immediate dilution of $0.137 per share to new investors.





                                                ACTUAL,
                                         AS OF SEPTEMBER 30,    MINIMAL OFFERING    MID-RANGE OFFERING    MAXIMUM OFFERING
                                                 1999
                                         ---------------------  -----------------   -------------------   -----------------
Proposed public offering price                  $0.017              $0.017                 $0.017               $0.017
(per share)
Net tangible book value per share            ($0.00047)          ($0.00047)             ($0.00047)           ($0.00047)
at September 30, 1999
Increase in net tangible book value              N/A              $0.0042               $0.018                $0.033
per share attributable to the proceeds
of the offering
Pro forma net tangible book value per            N/A              $0.0037               $0.018                $0.033
share after the offering
Dilution to new investors                        N/A              $0.166                $0.152                $0.137

     The following table sets forth on a pro forma basis at September 30, 1999, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from Lakota, the total consideration paid to Lakota, and the average price paid per share, assuming a proposed public offering price of $0.17 per share, and a minimum offering, mid-range offering, and maximum offering.




                                                   Minimum Offering         Mid-range Offering         Maximum Offering
                                                   ------------------      ------------------------       ------------------
                                                      (#)           (%)      (#)                (%)      (#)             (%)

Shares purchased by existing stockholders            40,278,182     97.6       40,278,182       88.9      40,278,182    80.1

Shares purchased by new investors                     1,000,000      2.4        5,000,000       11.1      10,000,000    19.9

Total consideration paid by existing stockholders    $6,348,527                $6,348,527                 $6,348,527

Total consideration paid by new investors              $170,000                  $850,000                 $1,700,000

Average price per share for existing shareholders        $0.158                    $0.158                     $0.158

Average price per share for new investors                $0.17                     $0.17                      $0.17



                                 CAPITALIZATION

The  following  table  sets  forth  as  of  September  30,  1999:

0   our  actual  capitalization;
0   our  pro  forma  capitalization  as  adjusted  to reflect the sale by
Lakota of 10,000,000 shares of common stock offered in this prospectus at as assumed price of $0.17 per share and the receipt of the gross proceeds from those sales.




                                                  September 30, 1999
                                                  --------------------
                                            Actual                As Adjusted(1)
                                            -----------           -------------
  Total Liabilities                         $ 195,305             $ 195,305
  Shareholders' equity
    Preferred Stock, No par value,
        25,000,000 shares authorized,
        no shares outstanding                    -                    -
    Common Stock, No par value,
        100,000,000 shares authorized,
        40,278,182 shares issued and
        outstanding, actual; 50,278,182
        shares issued and outstanding,
        as adjusted                          6,308,527            8,048,527
    Deficit accumulated during
        development stage                   (6,367,274)          (6,367,274)
      Total shareholders' equity (deficit)     (18,747)           1,381,253
                                            -------------         -------------
          Total capitalization                 176,558            1,576,558
                                            ============          =============

(1) Adjusted to reflect the sale by the Company of 10,000,000 shares of common stock at a public offering price of $0.17 per share in the offering, the gross proceeds of which will be used for equipment ($1,400,000) and working capital ($300,000).

                                USE  OF  PROCEEDS

     Lakota does not realize any proceeds from the sale of the shares by the selling stockholders. Lakota has already received and is utilizing the proceeds received from those shares sold in private placements in its business and marketing.

     The following table represents the proceeds to Lakota upon the sale of all of the shares registered for sale to investors, as well as the proceeds to Lakota upon the exercise of the warrants for which shares are registered in this registration statement.




                          NUMBER OF         EXERCISE PRICE OR
                          SHARES ACQUIRED   PROCEEDS PER
                          UPON EXERCISE OF  SHARE TO LAKOTA     PROCEEDS TO
                          WARRANTS OR       FROM SALE           LAKOTA
                          REGISTERED FOR
NAME                      SALE
------------------------  ----------------  ------------------  -----------
Shares offered by Lakota        10,000,000  $0.17(1)             $1,700,000

Y.L. Hirsch                      1,000,000  $0.085(2)            $85,000

Sholem Liebenthal                1,000,000  $0.085(2)            $85,000

Avram Rothman                    1,000,000  $0.085(2)            $85,000

Joshua Heimlich                  1,000,000  $0.085(2)            $85,000

Zvi Y. Zelikovitz                1,000,000  $0.085(2)            $85,000

Dipak Bhatt                      1,250,000  $0.10                $125,000

Dipak Bhatt                      2,000,000  $0.15                $300,000

Dipak Bhatt                        750,000  $0.20                $150,000

Michael A.                         750,000  $0.10                $75,000
Hancock and
Steven D.
Morrison

Michael A.                         750,000  $0.15                $112,500
Hancock and
Steven D.
Morrison

Matt Hensley                       500,000  $0.28                $140,000

Jeffrey A. Runner                  400,000  $0.10                $40,000
and
Sally D. Runner

Michael Baker                      100,000  $0.10                $10,000

Totals                          21,500,000                       $3,077,500


(1) Based on the closing price for the common stock on the OTC bulletin board on December 8, 1999.

(2) The warrants are exercisable at a price equal to 50% of the lower of (i) the closing bid price for our common stock on the day immediately prior to exercise, or (ii) the closing bid price on August 24, 1999, which was $0.17. The exercise price reflects a market price of $0.085 per share for the common stock, prior to applying the 50% discount.

     These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for our operations and working capital. Our operations expenses include salaries, consulting fees and other overhead costs. We intend to use the proceeds with the following priorities:




                                               Maximum Offering
                                               -----------------
Description of Use                             Amount             Percent
--------------------                           -----------------  --------
Operations and Working Capital for Lakota and     $300,000         9.7 %
Subsidiaries
Equipment for 2-Infinity and AirNexus           $2,250,000        73.1 %
Oil and Gas Related Investments                   $527,500        17.2 %
TOTAL                                           $3,077,500       100.0 %


     Our allocation of proceeds represents our best estimate based upon expected sale of shares, the requirements of our business and our ongoing business and marketing plan. If any of these factors change, we may reallocate some of the net proceeds within or to different categories. If we are able to sell the maximum shares, we believe that the funds generated by this offering, together with current resources and expected revenues, would be sufficient to fund our cash requirements, working capital and other capital requirements until the third quarter of 2000. The portion of the net proceeds not immediately required will be invested in U.S. governmental securities, certificates of deposit or similar short-term interest bearing instruments.

                 MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
                FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS

OVERVIEW

     Our financial statements include an auditor's report containing a modification regarding an uncertainty about our ability to continue as a going concern. Our financial statements also include an accumulated deficit of $6,367,274 as of September 30, 1999 and other indications of weakness in our present financial position. We are consequently deemed by state securities regulators to presently be in unsound financial condition. No person should invest in this offering unless they can afford to lose their entire investment.

     We believe that our current level of cash, plus the proceeds from the exercise of currently outstanding warrants, will fund operations through the first quarter of 2000. It is anticipated that by the end of the first quarter of 2000, each of the subsidiaries will be generating the necessary cash flow to support themselves. If the subsidiaries are generating sufficient cash flow, then the proceeds from the sale of shares in this registration statement will be used for capital expansion and acquisitions, and is anticipated to be sufficient to last us until the third quarter of 2000. In the event that the proceeds from the exercise of warrants are insufficient, or in the event that the subsidiaries do not reach positive cash flow before our current level of cash is depleted, we will be forced to use a portion of the proceeds from the sale of shares in this registration statement to investors for working capital purposes. We currently do not have any operating oil and gas properties.

RESULTS  OF  OPERATIONS

     In early 1999 we commenced a change in our business operations to an internet and technology business. This included the acquisition of Air Nexus, Inc. and 2-Infinity.com, Inc. Accordingly, the historical operating results of Lakota do not reflect its present business strategy and consequently are not indicative of the probability of its future success or failures.

Nine Months Ended September 30, 1999 (Unaudited) Compared to Year Ended December 31, 1999

     Lakota had no revenues during the year ended December 31, 1998, and revenues of $150,649 for the nine months ended September 30, 1999. These revenues were derived from our AirNexus and Lakota Oil and Gas subsidiaries.

     For the nine months ended September 30, 1999, we had amortization expense of $2,159,000, which is a one-time write off of goodwill arising out of the acquisitions of AirNexus, Inc. and 2-Infinity.com, Inc.

     General and administrative expenses increased from $351,139 for year ended December 31, 1999 to $1,780,883 for the nine months ended September 30, 1999, primarily as a result of salaries and other overhead assumed in the acquisitions of AirNexus and 2-Infinity.

Year  Ended  December  31,  1998  Compared  to  Year  Ended  December  31,  1997

     Lakota had no revenues in either the year ended December 31, 1998 or the year ended December 31, 1997.

     For the year ended December 31, 1997, we had interest expense of $436,061 which is accrued interest on 812,500 shares of Series A redeemable convertible preferred stock. The accrued interest was satisfied with common stock upon conversion of the preferred stock in 1997.

FINANCIAL  CONDITION

As  of  September  30,  1999  (Unaudited)

     As of September 30, 1999, Lakota had assets of $176,558 consisting primarily of cash of $97,357, property and equipment of $41,652, and oil and gas properties of $32,064.

     Liabilities as of September 30, 1999 were $195,305, consisting primarily of notes to related parties of $90,315, accounts payable of $33,649, other notes payable of $30,000, and accrued expenses of $24,375.

     At September 30, 1999, Lakota had an accumulated deficit of $6,367,274 and total stockholders equity of ($18,747). The accumulated deficit and the stockholders equity are derived primarily from our oil and gas operations, which now constitute a minority of our overall business interests.

LIQUIDITY  AND  CAPITAL  RESOURCES

     From inception, we have financed substantially all of our operations from private investment and an insignificant portion has been financed with cash generated from operations.

     Lakota  had  cash  of  $97,357  as  of  September  30,  1999.

     We believe that the net proceeds from this offering, together with funds on hand and any cash flow from operations, will be sufficient through the third quarter of 2000. Depending on our rate of growth and cash requirements, we may require additional equity or debt financing to meet future working capital or capital expenditure needs. There can be no assurance that such additional financing will be available or, if available, that such financing can be obtained on satisfactory terms.

YEAR  2000  DISCLOSURE

     We have completed a review of our computer systems to identify all software applications and hardware that could be affected by the inability of many existing computer systems to process time-sensitive data accurately beyond the year 1999, referred to as the Year 2000 or Y2K issue. We have purchased virtually all of our presently existing systems during 1999 and consequently believe that those systems and the operating software on those systems is Y2K compliant. We may be dependent for some functions on third-party computer systems and applications. We also rely on our own computer systems. As a result of our review, we have discovered no problems with our computer systems relating to the Y2K issue. Although we believe that our computer systems are Y2K compliant, we are continuing to monitor our computer systems in a continual effort to insure that they are Y2K compliant. We have not obtained written assurances from our major suppliers and the developers of our web site indicating that they have completed a review of their respective computer systems and that such systems are Y2K compliant. Costs associated with our review were not material to our results of operations.

     While we believe that our procedures have been designed to be successful, because of the complexity of the Y2K issue and the interdependence of organizations using computer systems, there can be no assurances that our efforts, or those of third parties with whom we interact, have fully resolved all possible Y2K issues. Failure to satisfactorily address the Y2K issue could have a material adverse effect on us. The most likely worst case Y2K scenario which management has identified to date is that, due to unanticipated Y2K compliance problems, our Web site may not function at all or not function as expected, and that we may be unable to bill our customers, in full or in part, for services used. Should this occur, it would result in a material loss of some or all of our gross revenue for an indeterminable amount of time, which could cause us to cease operations. We have not yet developed a contingency plan to address this worse case Y2K scenario, and do not intend to develop such a plan in the future.

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  ABOUT  MARKET  RISK.

     Lakota is not exposed to material risk based on interest rate fluctuation, exchange rate fluctuation, or commodity price fluctuation.

                             BUSINESS  OF  THE  COMPANY

COMPANY  OVERVIEW

     We are a holding company which, through the operations of our three wholly-owned subsidiaries, is engaged in two very distinct business sectors. The first, which we have been involved in since early 1997, is oil and gas exploration and operations. Our subsidiary, Lakota Oil and Gas, Inc.'s, strategy is to invest with joint partners in oil and gas exploration projects that already underway. The target joint partners are larger, well-financed entities that have access to greater pools of resources which we believe will result in enhanced success rates. This strategy emphasizes a balanced, risk-spreading approach to create what we believe to be the maximum return on investment.

     We are also involved in the rapidly growing high technology Internet sector. We recently completed two acquisitions which provided our means of entry into this exciting arena. Our subsidiary, 2-Infinity.com, Inc., provides low-cost, high-speed, dedicated Internet access, focusing on the hotel and multiple residential markets. Our subsidiary, AirNexus, Inc., is a retail provider of commercial voice and data services with an emphasis on wireless, or ethernet, networks. 2-Infinity and AirNexus gave us the opportunity to diversify from our traditional oil and gas business into the exciting world of high technology and the Internet.

     We  maintain  an  Internet  website  at  http://www.lakotatech.com.
                                              --------------------------

ORGANIZATIONAL  HISTORY

     On November 14, 1995, our founders formed Lakota Energy, Inc. in the State of Colorado for the purpose of engaging in oil and gas exploration and operations. On November 6, 1996, Lakota Energy, Inc. was merged with and into another Colorado corporation named Chancellor Trading Group, Inc. Chancellor was a publicly traded corporation which was incorporated on July 14, 1995 and had no significant operations prior to their merger with us. Immediately following the merger, the shareholders of Chancellor voted to change its name to Lakota Energy, Inc.

     Immediately prior to the acquisition, Chancellor had 1,801,000 shares of common stock outstanding. As part of the merger, and in exchange for all of the outstanding common stock of Lakota Energy, Inc., Chancellor issued 9,187,500 shares to the shareholders of Lakota Energy, Inc. and an additional 118,000 shares were issued to third parties who assisted in closing the transaction. Therefore, on November 6, 1996, immediately following the acquisition transaction, we had 11,106,500 shares of common stock outstanding, and no shares of preferred stock outstanding. Our common stock is currently traded on the OTC bulletin board under the symbol LAKO.

LAKOTA  OIL  AND  GAS,  INC.

     On June 9, 1999, we incorporated a Texas corporation named Lakota Oil and Gas, Inc., which is our wholly-owned subsidiary. Subsequently, on June 14, 1999, we transferred our interest in two oil exploration projects, which constituted all of our oil-and-gas-related assets at the time, to Lakota Oil. The purpose of the transactions was to organize our oil and gas related business into one operating subsidiary, separate and distinct from our other operating subsidiaries, in order to more accurately reflect our diversified operations.

     The strategic plan of Lakota Oil is to participate in projects that have been developed by other successful, well financed companies. The specific areas of interest to Lakota Oil are Texas and Louisiana. We are adopting the philosophy of several highly successful companies, both private and public, that do not have large or expensive exploration and operating staffs. These companies utilize the capital they would normally pay in salaries and benefits to participate in a greater number of sound drilling prospects. We have found, through experience, that it is more advantageous to use outside consultants who have worked in a confined geologic area that are familiar with the nuances of the prospect's geological province. These consultants are located through existing contacts and relationships of our management, and more specifically John Hayes, and are typically paid an hourly fee at the going market rate for their services. Each drilling project has a central operating company or entity that is responsible for contracting with, hiring, and compensating consultants, as well as sub-contractors, on the project.

     This plan will allow us to operate and finance the growth of Lakota Oil through cash flow and optional debt financing.

     Currently, we are parties to agreements with, among others, Cummins and Walker Oil Company, York Resources, and other large private investors. Our partners have the necessary technical, engineering, data acquisition and land procurement resources already in place, making an affiliation with them attractive.

     Our investment in the South Halter Island Prospect, located in St. Mary and Tennebonne Parishes, Louisiana, in which we are under contract with Panaco, Inc., York Resources, Inc., Janivo Realty, Inc., and Carson Energy, Inc., entitled us to a 7.5% working interest with a 75% net revenue interest in the specific oil well. Our initial investment into the project was $24,000, plus an additional $163,748, which represented our share of the operating expenses. On July 27, 1999, the decision was made to plug and abandon the well.

     Our investment in the Union Central Life Insurance Co. Well No. 1, located in Colorado County, Texas, in which we are under contract with Everest Minerals Corporation and Cummins & Walker Oil Company, Inc., entitled us to a 20% working interest with a 75% net revenue interest in the specific oil well. Our initial investment into the project was $57,225, plus an additional $36,649, which represented our share of the operating expenses. Development of this well is currently ongoing.

     Our investment in the well known as the VUA: Bernard #1, located in Lafayette Parish, Louisiana, entitles us to a 100% working interest with a 73.74% net revenue interest in the specific oil well. Our initial investment in this project was $35,000, plus an additional $55,112, which represented our shares of the operating and work-over expenses. Currently, the well is awaiting further downhole work.

     Our investment in the Glass Mountain Prospect, located in Pecos County, Texas, in which we own the land leases solely, entitles us to a 100% working interest with a 81.25% net revenue interest in the 1,159 acres in this lease. Our initial investment in the project was 414,375 shares of Lakota Energy, Inc. preferred stock, which has since been retired.

     In  general,  we  are  seeking  projects  with  the  following  criteria:

     0  2D  and  3D  seismic  interpretation
     0  Analog  production  data
     0  Reasonable  lease  terms
     0  Infrastructure  must  be  in  place  and  accessible
     0 Risked economic model must fit the following profile: pay out less than one year, minimum of 3:1 PV10 return on investment
     0 Prospect must have multi-pay potential with minimum of 10 BCF, or billion cubic feet, potential

     Once we have screened projects using the above criteria, we generally acquire an interest in the project ranging from 5% to 20%, depending on its cost and our available capital. Although we have no specific goal for the number of investments during the next 12 months, we do intend to continue to seek investments which we believe are consistent with our business plan.

     Lakota  Oil  currently  has  one  employee,  its  president  John  Hayes.

     We own an 99.9% interest in another Texas corporation, West Bolt Energy, Inc., which previously owned and operated a small number of oil and gas properties. West Bolt Energy, Inc. is not engaged in any significant operations and has not been for several years, and does not represent a measurable percentage of the assets or revenues of Lakota.

2-INFINITY.COM,  INC.

     On May 28, 1999, we acquired all of the outstanding stock of 2-Infinity.com, Inc., a Texas corporation. As consideration for the acquisition, we issued 3,000,000 shares of our common stock to Majed Jalali, the sole shareholder of 2-Infinity. In addition, Mr. Jalali is entitled to receive up to an additional 6,000,000 shares of our common stock if 2-Infinity reaches gross revenue goals ranging from $1,000,000 to $4,650,000. As part of the acquisition, 2-Infinity entered into a three year employment agreement with Majed Jalali, president of 2-Infinity. Our management located and negotiated the transaction, and as a result there were no finders or brokers' fees.

     The acquisition of 2-Infinity triggered the beginning of our changed business focus into the high technology and Internet markets. 2-Infinity offers high-speed, dedicated Internet access, focusing initially on the Houston, Texas residential area during the next 12 months, and with plans to expand world-wide in the near future. Currently, 2-Infinity has approximately 5 customers.

Tut  Systems,  Inc.

     2-Infinity has entered into a Value Added ReSeller Agreement with Tut Systems, Inc., which gives them the non-exclusive right to sell Tut's products. Under the terms of the VAR Agreement, 2-Infinity has the right to purchase Tut's products at prices according to regularly published price lists from Tuts and re-sell them to their customers. 2-Infinity is obligation to purchase a minimum of $1,000,000 in products per year. There are no limits on the re-sale prices 2-Infinity can charge on the products. The agreement is automatically renewed for successive one year terms, but can be terminated by either party on 90 days notice.

     Tut's is in the business of delivering plug-and-play network solutions for local loop, enterprise, and residential environments. Tut's products deliver high-speed data over normal telephone wires using their FastCopper (tm) technology. Tut's products are easy to install and use, providing customers with a dedicated connection 24 hours a day, while still allowing full use of the telephone line for voice use. More importantly, Tut's products require no additional wiring or modifications to the telephone lines. Through the VAR Agreement, 2-Infinity can offer its clients Tut's-enhanced Internet access at a very reasonable price.

     2-Infinity management will market the Tut's products through existing contacts and personal introductions, and is seeking to enter into agreements with the owners and managers of multi dwelling units, such as apartment complexes, hotels, high rise apartment buildings, and residential developers to become the Internet service provider for the entire developments.

     At the present time, given 2-Infinity's exclusive focus on the Houston area, there are no direct competitors. However, there are many competitors offering traditional dial-up Internet service, both in the Houston area and worldwide. In addition to traditional dial-up Internet access, many other companies are offering alternative forms of Internet access, such as through cable and wireless via satellite. There can be no assurance that 2-Infinity's current method of technology will be accepted on a widespread basis, nor can there be any assurance that it will be able to compete with larger, well-financed competitors within their marketplace.

     2-Infinity offers its products in two different packages. The first option allows the subscriber to rent equipment monthly on a low cost-per-unit basis. The second option allows the subscriber to purchase the equipment. In either case, in addition to the rental or purchase of the equipment, subscribers will pay a monthly subscription fee expected to be approximately $50.00 per subscriber. In addition to the basic Internet access, subscribers will receive a value-added package including:

0     A  guarantee  of  over  1Mbps  dedicated  access  for  each  resident
0 Creation and maintenance of a web site for each specific complex, property, or community
0     Community  pages  and  chat  rooms
0     Technical  support
0     On-site  hardware  support
0     Software  updates
0     Complete  billing  services
0     Multimedia  and  videoconferencing  capabilities  and  assistance
0     Advertising  and  merchandising  support
0     Static  IP  addresses
0     Multiple  email  accounts
0     Internet  training  programs

     2-Infinity currently has 10 employees, all of which are located at their offices at 4828 Loop Central Drive, Suite 150, Houston, Texas 77081.

AIRNEXUS,  INC.

     On June 8, 1999, we acquired all of the outstanding stock of Voice Design, Inc., a Texas corporation which later changed its name to AirNexus, Inc. As consideration for the acquisition, we issued an aggregate of 3,000,000 shares of our common stock to Patrick Cody Morgan, Candice Morgan, and Charles H. Downey, Jr. We also paid the cash sum of $60,000. In addition, Mr. Morgan is entitled to receive up to an additional 3,000,000 shares of our common stock if net revenue goals ranging from $32,400 to $762,400 per year are met. As part of the acquisition, AirNexus entered into three year employment agreements with each of Patrick Cody Morgan and Charles H. Downey, their chief executive officer and president, respectively. Our management located and negotiated the transaction, and as a result there were no finders or brokers' fees.

     The acquisition of AirNexus furthered our changed business plan to enter the high technology and Internet markets. AirNexus is a Houston based provider of business telephone and voice mail systems. As part of these services, AirNexus is a reseller of equipment manufactured by third parties such as 3Com, Panasonic, ESI, Vodavi, Maisoft, and Cortelco.

Strategic  Alliances

     AirNexus has developed a relationship with 3COM Corporation to deliver their new NBX 100 product to the Houston market. This "Product of the Year/Best of Show in 1998", as awarded by Computer Telephony Magazine at the Computer Telephony Expo 1998, along with wireless Ethernet technology enables the NBX 100 to give businesses the ability to consolidate voice, video and data on one single cable. This creates an unprecedented integration between computers, telephone networks and the Internet.

     Under the terms of the 3Com agreement, AirNexus has the non-exclusive rights to license and distribute specific 3Com products in the Houston, Texas and surrounding areas. 3Com may terminate the agreement in certain situations, including breach of the agreement by AirNexus and the failure of AirNexus to purchase a minimum of $200,0000 worth of product per year.

     AirNexus also can, and in the near future intends to, deliver the Tuts system to commercial properties as well as school and small to medium sized businesses as a target market. Recently, AirNexus has signed an agreement to become a re-seller of Cortelco Systems' Millennium PBX, a communication platform that offers state of the art switching and call routing. AirNexus currently has approximately 25 material customers.

Target  Markets

     The target market for AirNexus is businesses with between 20-100 employees. This sector of the market typically does not have a systems manager or network administrator on staff, and due to this, AirNexus believes they are an excellent target candidate for their integrated services. A high percentage of these companies have a network in place and are receptive to new advancements and technology. AirNexus intends to provide this sector with a convenient and easily acceptable avenue to outsource voice, data and Internet services by utilizing the referenced product line and by continually seeking further business solutions that fit the customer profile.

     AirNexus  obtains  leads  for  potential  customers  in  a variety of ways:

     0          Manufacturers  provide  leads  from  their  customers
     0          Outside  telemarketers  are  utilized
     0          Referrals  from  existing  customers
     0          Marketing  lists  are  purchased
     0          Yellow  Pages  advertising,  and
     0          Print  advertising.

     All leads are given to individual account managers to follow-up with each customer. Once a customer has agreed to purchase the equipment and services, AirNexus does the installation and provides all the follow-up customer support.

Sales  Strategy

     AirNexus has designed a strategy intended to make them a leader in the telephony marketplace.

     0 Develop product lines which give clients the latest features at a discount over competing systems.
     0 Waive activation fees and hardware costs in return for long term contracts.
     0 Lease-to-own all wireless equipment required to build the network, with terms up to 60 months.

     0 Develop contracts with commercial management companies to deliver the services to their tenants. This value-added approach allows these management companies the ability to maintain long term occupancy and generate new tenants.
     0 Commence an advertising campaign that targets technology buyers. 0 Build an interactive demonstration room that provides potential clients  a  hands-on  approach  to  the  products  and  services.

     AirNexus currently employs 6 employees, all located at their offices at 333
N.  Sam  Houston  Parkway  East,  Suite  870,  Houston,  Texas  77060.

INTELLECTUAL  PROPERTY

     We regard our copyrights, service marks, trademarks, trade secrets and similar intellectual property as critical to our success, and rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights. We have no registered trademarks or service marks to date. It may be possible for unauthorized third parties to copy some or all of our products or reverse engineer or obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate.

     Other parties may assert, from time to time, infringement claims against us. We may also be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by us and our licensees, if any. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

GOVERNMENTAL  REGULATION

     Because our strategy is to be minority investors in a number of different oil and gas exploration projects, we are not directly subject to industry regulations. Each of the agreements to which we are currently a party provides that the central operator of the project will identify and address any compliance requirements and expenses associated with that particular project. As a result, we do not believe we have any obligations to identify and comply with environmental regulations in our oil and gas business. Because we often are responsible for a pro-rata share of ongoing operating expenses, however, the return on our investment in any particular project may be negatively effected if unforseen environmental or regulatory expenses are incurred.

     Although there are currently few laws and regulations directly applicable to the Internet and e-commerce, it is possible that a number of laws and regulations may be adopted with respect to the Internet or e-commerce covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. Further, the growth and development of the market for Internet services may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the Internet or commercial online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have a material adverse effect on our business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results and financial condition.

RESEARCH  AND  DEVELOPMENT

     We have not spent any measurable amount of time on research and development activities.

EMPLOYEES

     As of October 1, 1999, Lakota Technologies, Inc. had 3 full-time employees, 2-Infinity had 10 full-time employees, AirNexus had 6 full-time employees, and Lakota Oil had 1 full-time employee. None of our employees is covered by any collective bargaining agreement. We believe that our relations with our employees are good.

FACILITIES

     Our principal executive offices are located at 2849 Paces Ferry Road, Suite 710, Atlanta, Georgia 30339, which we occupy under a lease ending January 14, 2000 for $2,261.86 per month. At the end of such term, we believe that we can lease the same or comparable offices at approximately the same monthly rate, however, we can make no guarantees or assurances of that fact.

     2-Infinity.com maintains executive offices located at 4828 Loop Central Drive, Suite 150, Houston, Texas 77081, which they occupy under a lease ending June 30, 2002 for $1,668.94 per month. At the end of such term, we believe that we can lease the same or comparable offices at approximately the same monthly rate, however, we can make no guarantees or assurances of that fact.

     AirNexus maintains executive offices located at 333 N. Sam Houston Parkway East, Suite 870, Houston, Texas 77060, which they occupy under a lease ending October 1, 2004 for $5,621.00 per month. At the end of such term, we believe that we can lease the same or comparable offices at approximately the same monthly rate, however, we can make no guarantees or assurances of that fact.

Lakota Oil maintains executive offices located at 3303 FM 1960 West Suite F, Houston, Texas 77068, which they occupy under a lease ending July 31, 2000 for $495.00 per month. At the end of such term, we believe that we can lease the same or comparable offices at approximately the same monthly rate, however, we can make no guarantees or assurances of that fact.

     MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer of Lakota. Our executive officers are elected annually by the board of directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person whereby any person was selected as an executive officer.

     The  directors  and  executive  officers  of  Lakota  are  as  follows:

Name                                    Age     Positions
----                                    ---     ---------

R.K.  ("Ken")  Honeyman                 45     President,  Director

Howard  N.  Wilson                      52     Vice  President  and Secretary,
                                               Director

Nicholas  R.  Athens                    40     Director

John  B.  Hayes                         57     Director,  President of Lakota
                                               Oil and Gas,Inc.

Majed M. Jalali                         25     Director, President of
                                               2-Infinity.com, Inc.

Patrick  ("Cody")  Morgan               32     Director,  President of
                                               AirNexus, Inc.


     R.K. ("KEN") HONEYMAN brings to us significant oil and gas experience as well as experience in the fields of retail brokerage and investment banking. Prior to founding Lakota over three years ago, Mr. Honeyman started Can Am Resources, Inc., an independent oil and gas exploration company headquartered in Atlanta, Georgia, which he operated for 8 years. Can Am Resources drilled over 33 wells in various oil and gas provinces in the United States. In addition, Can Am re-worked existing oil-producing properties, mineral interest purchases, and the contributed to the building of two pipelines to transport natural gas from its wells in the Appalachian Basin. Prior to founding Can Am, Mr. Honeyman was an executive/principal and stockbroker at three brokerage firms over a period of 12 years, dealing primarily in mergers and acquisitions and oil and gas evaluations. Mr. Honeyman graduated from Mount Royal College with a degree in Business Administration.

     HOWARD N. WILSON has been with us since our inception, and was previously with Can Am Resources, Inc. for a period of 3 years serving as its head of marketing and finance. His experience in oil and gas economics has allowed us to uncover projects that we anticipate will be financially beneficial by providing for past pay-outs while managing the accompanying risk. Prior to joining Can Am, Mr. Wilson was employed in the field of advertising, marketing design, and corporate communications. Mr. Wilson graduated from Cal State University, Long Beach, with a Bachelor of Arts degree.

     NICHOLAS R. ATHENS brings to us over 12 years of petroleum geology experience. Prior to joining us upon inception in 1996, he was involved in land acquisition and geologic investigations on behalf of Can Am Resources, Inc. for over 2 years. He has supervised numerous oil well re-completions and work-overs, and has served as exploration manager for a number of oil companies in Texas. Mr. Athens graduated from Valparaiso State University.

     JOHN B. HAYES is the president of our subsidiary, Lakota Oil and Gas, Inc., as well as a member of our board of directors. Mr. Hayes has over 35 years of experience in the areas of petroleum engineering and exploration. Prior to joining us in 1998, he was the owner of a private engineering and consulting firm, Cactus Petroleum, Inc., for over 24 years, working for such industry leaders as Conoco, Superior Oil Co., Humble Oil and Gulf Oil, all in the Texas/Gulf Coast areas. He began his career with EXXON after graduating from Texas A&M University with a degree in Petroleum Engineering.

     MAJED M. JALALI is the president of our subsidiary, 2-Infinity.com, Inc., as well as a member of our board of directors. Mr. Jalali has an extensive entrepreneurial background as the founder of numerous companies, including Infinity Communications, which offers a fully interactive, virtual high school learning environment called Infinity International School. Mr. Jalali's past credits include involvement in bringing Internet access to the Middle East through Bahrain Online and Arablink.

     PATRICK "CODY" MORGAN is the president of our subsidiary, AirNexus, Inc., as well as a member of our board of directors. Mr. Morgan has an extensive background in the telecommunications field dating back to 1988. From 1988 to 1990, he was the top sales representative for Celltech, a cellular service provider in the Houston area. From 1990 to 1994, Mr. Morgan was the founder and operator of Mobiltel, a Houston based provider of cellular telephones and car alarms. In 1994, Mr. Morgan became the General Manager of Digitec Business Systems in Houston, a provider of business telephones and voicemail systems. In October of 1996, when the owner of Digitec filed bankruptcy, Mr. Morgan and a partner formed Digiphone, which reached $170,000 in annual sales before the partners dissolved the business. Since May of 1998, Mr. Morgan was owned and operated Data and Voice Design, Inc., now known as AirNexus, Inc.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

     Our articles of incorporation limit the liability of directors to the maximum extent permitted by Colorado law. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify its directors, officer, employees and other agents to the fullest extent permitted by law.

Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We currently do not have such an insurance policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

                                  EXECUTIVE  COMPENSATION

Summary  Compensation  Table

     The Summary Compensation Table shows selected compensation information for services rendered in all capacities for the fiscal year ended December 31, 1998 and the six months ended June 30, 1999. Other than as set forth, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and selected other compensation, if any, whether paid or deferred.


                     Annual  Compensation                                Long  Term  Compensation
               --------------------------                              -------------------------------
                                                                             Awards               Payouts
                                                                     -------------------   -------------------


                                                               OTHER ANNUAL   RESTRICTED   UNDERLYING     LTIP          ALL OTHER
NAME AND PRINCIPAL                 SALARY         BONUS        COMPENSATION   STOCK AWARDS  OPTIONS       PAYOUTS     COMPENSATION
POSITION              YEAR         ($)              ($)          ($)              ($)       SARS(#)        ($)            ($)

R.K.  (Ken)           1999       245,861            -0-          -0-            134,114       -0-          -0-            -0-
Honeyman              (6/30)
(President)
                      1998        96,240            -0-          -0-               -0-        -0-          -0-            -0-
                      (12/31)

Howard N. Wilson      1999       171,114            -0-          -0-             98,371       -0-          -0-            -0-
(VP, Secretary)      (6/30)

                      1998        46,250            -0-          -0-               -0-        -0-          -0-            -0-
                     (12/31)





                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                             (INDIVIDUAL GRANTS)


                     NUMBER OF SECURITIES    PERCENT OF TOTAL
                     UNDERLYING              OPTIONS/SAR'S GRANTED
                     OPTIONS/SAR'S GRANTED   TO EMPLOYEES IN FISCAL  EXERCISE OF BASE PRICE
                             (#)                    YEAR                   ($/SH)              EXPIRATION DATE
NAME
R.K. (Ken) Honeyman          - 0 -                   N/A                     N/A                      N/A
-------------------  ----------------------  ----------------------  -----------------------  ---------------
Howard N. Wilson             - 0 -                   N/A                     N/A                      N/A



                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FY-END OPTION/SAR VALUES

                                                                          NUMBER OF UNEXERCISED
                                                                          SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE
                                                                          OPTIONS/SARS AT FY-END (#)      MONEY OPTION/SARS
                     SHARES ACQUIRED ON                                   EXERCISABLE/UNEXERCISABLE        AT FY-END ($)
                     EXERCISE (#)                VALUE REALIZED ($)                                    EXERCISABLE/UNEXERCISABLE
NAME
-------------------  ------------------          -------------------      --------------------------   --------------------------
R.K. (Ken) Honeyman           -0-                     -0-                       - 0 -                             --

Howard N. Wilson              -0-                     -0-                       - 0 -                              -


Employment  Agreements

     In June 1999, Voice Design, Inc., now known as AirNexus, Inc., entered into an employment agreement with its president, Charles Downey, Jr. The contract is for a term of three years at an annual salary of $75,000 and may be terminated at any time for cause or good reason, as defined in the agreement.

     In June 1999, Voice Design, Inc., now known as AirNexus, Inc., entered into an employment agreement with its chief executive officer, Patrick "Cody" Morgan. The contract is for a term of three years at an annual salary of $75,000 and may be terminated at any time for cause or good reason, as defined in the agreement.

     In June 1999, 2-Infinity entered into an employment agreement with its president and chief executive officer, Majed Jalali. The contract is for a term of three years at an annual salary of $96,000 and may be terminated at any time for cause or good reason, as defined in the agreement.

Restricted  Stock  Issuances

     In February 1999, we issued 1,000,000 shares of restricted common stock to Cactus Petroleum, Inc., an entity controlled by John B. Hayes, as consideration for services related to the negotiation and consummation of a transaction with Optima Investments. Mr. Hayes assisted in the identification, negotiation, and closing of the transaction with Optima.

     In April 1999, we issued 1,676,429 and 1,229,643 shares of restricted common stock to Ken Honeyman and Howard Wilson, respectively, as consideration for accrued compensation for past services rendered. Mr. Honeyman and Mr. Wilson had each verbally agreed to forego any cash compensation up to the date of issuance for their services as chief executive officer and secretary, respectively, in exchange for the shares.

     In  July  1999, we issued 300,000 shares of restricted common stock to John
B. Hayes as consideration for accrued compensation for past services rendered. Mr. Hayes had verbally agreed to forego any cash compensation up to the date of issuance for services rendered as president of the oil and gas division of Lakota Energy, Inc., and subsequently as president of Lakota Oil and Gas, Inc.

Stock  Option  Plan

     Effective August 1, 1999, our directors and shareholders approved the Lakota Energy, Inc. Omnibus Stock Option Plan. Under the terms of the Option Plan, the board of directors has the sole authority to determine which of the eligible persons shall receive options, the number of shares which may be issued upon exercise of an option, and other terms and conditions of the options granted under the Plan to the extent they don't conflict with the terms of the Plan. An aggregate of 3,000,000 shares of common stock are reserved for issuance under the Plan during the year August 1, 1999 to July 31, 2000. For each subsequent year beginning August 1, 2000, there shall be reserved for issuance under the Plan that number of shares equal to 10% of the outstanding shares of common stock on August 1 of that year. The exercise price for all options granted under the Plan shall be 100% of the fair market value of our common stock on the date of grant, unless the recipient is the holder of more than 10% of the already outstanding securities of Lakota, in which case the exercise price shall be 110% of the fair market value of our common stock on the date of grant. All options shall vest equally over a period of five years from the date of issuance. On August 11, 1999, the board of directors approved the grant of an aggregate of 2,000,000 options under the Plan as follows: Ken Honeyman, 775,000 options; Howard Wilson, 775,000 options; John Hayes, 400,000 options; Simone Robinson, 50,000 options.

Compensation  of  Directors

     The directors have not received any compensation for serving in such capacity, and we do not currently contemplate compensating our directors in the future for serving in such capacity.

                               CERTAIN  TRANSACTIONS

     Effective November 6, 1996, Lakota Energy, Inc., a Colorado corporation, merged with and into Chancellor Trading Group, Inc., a Colorado corporation, in a business combination described as a reverse acquisition, with Chancellor being the surviving corporation. For accounting purposes, the transaction has been treated as the acquisition of Chancellor (the Registrant) by Lakota Energy. As part of the transaction, Chancellor changed its name to Lakota Energy. Immediately prior to the transaction, Chancellor had 1,801,000 shares of common stock outstanding. As part of Chancellor's reorganization with Lakota Energy, Chancellor issued 9,187,500 shares of its common stock to the shareholders of Lakota Energy in exchange for 4,593,750 shares of Lakota Energy common stock, and an additional 118,000 shares to third parties, so that subsequent to the transaction, there were 11,106,500 shares of common stock issued and outstanding.

     All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties, and all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or to independent legal counsel.

                            SELLING  STOCKHOLDERS

Shares  Offered  by  Note  Holders

     The five individuals who are equal holders of our 8% convertible notes due August 24, 2001 are as follows:

     0  Y.L.  Hirsch
     0  Sholem  Liebenthal
     0  Avram  Rothman
     0  Joshua  Heimlich
     0  Zvi  Y.  Zelikovitz

     The five individuals are offering up to 10,000,000 shares of common stock which they can obtain by converting the full $750,000 principal amount of the notes into common stock. The notes are convertible at 75%, or 65% in the event we default on the notes, of the closing bid price for our common stock on the day immediately prior to conversion. If the notes were converted today, the five individuals could obtain approximately 5,882,353 shares of common stock. The number of shares of common stock we are registering to potentially give to the five individuals when they convert the notes reflects the basic conversion ratio and a market price of our stock of $0.10. We are also registering 1,600,000 shares of common stock which we may use to pay the 8% per year interest payments on the notes before they are converted. We are also registering 5,000,000 shares of common stock which the five individuals may obtain by exercising warrants which they received with their investment. The warrants are exercisable at a price equal to 50% of the lower of (i) the closing bid price for our common stock on the day immediately prior to exercise, or (ii) the closing bid price on August 24, 1999, which was $0.17.

Shares  Underlying  Investor  Warrants

     We are registering 4,000,000 shares of common stock which may be obtained by Dipak Bhatt by exercising warrants which he received as part of a prior investment. Bhatt is the holder of the following:

0 a warrant expiring November 30, 1999 (verbally extended until December 17, 1999) to acquire 1,250,000 shares at $0.10 per share;
0 a warrant expiring November 30, 2000 to acquire 1,250,000 shares at $0.15 per share;
0 a warrant expiring December 22, 1999 (verbally extended until December 17, 1999) to acquire 750,000 shares at $0.15 per share; and
0 a warrant expiring December 22, 2000 to acquire 750,000 shares at $0.20 per share.

     Mr. Bhatt is the owner of 2,000,000 shares of common stock in addition to the warrants.

     We are also registering 1,500,000 shares of common stock which may be obtained by Michael A. Hancock and Steven D. Morrison by exercising warrants which they received as part of a prior investment. Morrison and Hancock are the holders of the following:

0 a warrant expiring December 10, 1999 (verbally extended to December 17, 1999) to acquire 500,000 shares at $0.10 per share;
0 a warrant expiring December 10, 2000 to acquire 500,000 shares at $0.15 per share;
0 a warrant expiring December 17, 1999 to acquire 250,000 shares at $0.10 per share; and
0 a warrant expiring December 17, 2000 to acquire 250,000 shares at $0.15 per share.

     Mr. Hancock and Mr. Morrison are the owners of 750,000 shares of common stock in addition to the warrants.

     We are also registering 400,000 shares of common stock which may be obtained by Jeffrey A. Runner and Sally D. Runner by exercising warrants which they received as part of a prior investment. Mr. and Mrs. Runner are the holders of the following:

0 a warrant expiring October 29, 1999 (verbally extended until December 17, 1999) to acquire 200,000 shares at $0.10 per share;
0 a warrant expiring October 23, 1999 (verbally extended until December 17, 1999) to acquire 200,000 shares at $0.10 per share.

     We are also registering 100,000 shares of common stock which may be obtained by Michael Baker by exercising warrants which he received as part of a prior investment. Mr. Baker is the holder of the following:

0 a warrant expiring October 30, 1999 (verbally extended until December 17, 1999) to acquire 100,000 shares at $0.10 per share.

Cutler  Law  Group  Shares

     We are registering for potential sale by MRC Legal Services Corporation and its employees a total of 475,000 shares of common stock. MRC Legal Services Corporation does business as Cutler Law Group, which is our legal counsel. We issued these shares to Cutler Law Group in consideration for legal services. The Cutler Law Group shares were issued as follows:

     MRC  Legal  Services  Corporation     356,250  shares
     Brian  A.  Lebrecht                   118,750  shares

Hayes  Shares

     We are registering for potential sale by John Hayes and Cactus Petroleum, Inc., his affiliated entity, a total of 1,300,000 shares of common stock.

Cavasos  Shares

     We are registering for potential sale by Brent Cavasos, Texas litigation counsel to Lakota, a total of 495,385 shares of common stock.

Hensley  Shares

     We are registering for potential sale by investor Matt Hensley 1,500,000 shares of common stock. In addition, we are registering for potential sale by Hensley an additional 500,000 shares which he may acquire by exercising a warrant at $0.28 per share until September 28, 2001.

     This prospectus relates to the potential sale by the selling stockholders of the securities described above. These shares of common stock may be sold as set forth under Plan of Distribution. The securities offered by this prospectus by the selling stockholders may be offered from time to time by the selling stockholders named below or their nominees, and this prospectus will be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. No selling stockholder has had any position, office or other material relationship with Lakota since its inception, except that (i) shares issued to John Hayes and Cactus Petroleum, Inc. are held beneficially and of record by an employee, officer and director as set forth above and (ii) Cutler Law Group is legal counsel for Lakota.

     The table below sets forth with respect to the selling shareholders, based upon information available to Lakota as of December 8, 1999, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that will be owned after the sale of the registered shares assuming the sale of all of the registered shares.





                                           Number of     No. of Shares  Number of                 % of Shares
Selling                                    Shares Owned  Registered in  Shares Owned               Owned After
Stockholders                               Before Sale   Prospectus     After Sale                 Sale
-----------------------------------------  ------------  -------------  -----------------------   ------------

Y.L. Hirsch                                           -      3,320,000                        -             -

Sholem Liebenthal                                     -      3,320,000                        -             -

Avram Rothman                                         -      3,320,000                        -             -

Joshua Heimlich                                       -      3,320,000                        -             -

Zvi Y. Zelikovitz                                     -      3,320,000                        -             -

Dipak Bhatt                                   6,000,000      4,000,000                2,000,000         2.6 %

Michael A. Hancock and Steven D. Morrison
                                              2,250,000      1,500,000                  750,000         less than 1 %
Jeffrey A. Runner and Sally D. Runner                 -        400,000                        -             -

Michael Baker                                         -        100,000                        -             -

MRC Legal Services Corporation                  356,250        356,250                        -             -

Brian A. Lebrecht                               118,750        118,750                        -             -

John Hayes and Cactus Petroleum, Inc.         1,300,000      1,300,000                        -             -

Brent Cavasos                                   495,385        495,385                        -             -

Matt Hensley                                  2,000,000      2,000,000                        -             -

 Total                                       12,425,000     26,275,000                2,750,000

     Pursuant to agreements with each of the selling shareholders, all selling expenses for the sale of their shares, except for selling commissions and expenses incurred by individual selling shareholders, will be paid by Lakota.

                                PLAN  OF  DISTRIBUTION

     This is a direct participation offering, and Lakota intends to offer up to 10,000,000 shares to potential investors through its officers and directors. Lakota does not presently have an underwriter for these shares, but may pay brokers' commissions of up to 10%.

     Lakota will sell the shares at prices between $0.10 and $0.30 per share. We will only receive proceeds of this Offering in the event a minimum of $170,000 is raised. Prior to receipt of that minimum amount, investors funds will be placed in an interest-bearing trust account. If we are unable to reach this minimum by May 31, 2000, investors funds will be returned. While we presently do not anticipate that they will do so, it is possible that officers, directors or other promoters of the Company may purchase shares at the Offering price for the purpose of meeting this impound requirement.

     We will only sell the common stock to be sold by the Company to potential investors who meet the following minimum suitability requirements: (a) A minimum annual gross income of $65,000 and a minimum net worth of $65,000, exclusive of automobile, home and home furnishings, or (b) A minimum net worth of $150,000, exclusive of automobile, home and home furnishings.

     Our officers and directors intend to seek to sell the common stock to be sold by the Company in this Offering by contacting persons with whom they have had prior contact who have expressed interest in the Company, and by seeking additional persons who may have interest through various methods such as mail, telephone and email. The Company does not intend to offer the securities over the internet or through general solicitation or advertising.

     Over 72% of the shares being offered in this prospectus are offered by selling shareholders, most of which will be sold at the prevailing market price. The sale of shares by selling shareholders will likely have a negative effect on the market price of our stock, which may affect our ability to sell the 10,000,000 shares we are registering for sale to investors. We have not taken any precautions, nor made any arrangements to address the effect of concurrent sales by us and by selling shareholders.

     All securities referenced above under Selling Stockholders will be offered by the selling stockholders from time to time on the OTC bulletin board, in privately negotiated sales or in sales utilizing the services of a broker-dealer. We believe that virtually all of such sales will occur on the OTC bulletin board in transactions at prevailing market rates. Any securities sold in brokerage transactions will involve customary brokers' commissions. No underwriters will participate in any such sales on behalf of the selling stockholders.

                              PRINCIPAL  STOCKHOLDERS

Common  Stock

     The following table sets forth selected information regarding beneficial ownership of common stock as of December 8, 1999 by:

0 each person or entity known to Lakota to own beneficially more than 5% of Lakota's common stock;

0  each  of  Lakota's  directors;

0  each  of  Lakota's  named  executive  officers;  and

0  all  executive  officers  and  directors  as  a  group.




                                   Name and Address of          Amount and Nature of     Percent of
                                    Beneficial Owner            Beneficial Ownership     Class
                                  ---------------------        ---------------------    -----------
Title of Class
---------------

Common stock                      R.K. (Ken) Honeyman(1)             3,606,429        8.6 %
                                  c/o Lakota Technologies, Inc.
                                  2849 Paces Ferry Road
                                  Suite 710
                                  Atlanta, Georgia 30339

Common stock                      Howard N. Wilson(1)                1,329,643        3.1 %
                                  c/o Lakota Technologies, Inc.
                                  2849 Paces Ferry Road
                                  Suite 710
                                  Atlanta, Georgia 30339

Common stock                      Nicholas R. Athens                    50,000          less than 1%
                                  c/o Lakota Technologies, Inc.
                                  2849 Paces Ferry Road
                                  Suite 710
                                  Atlanta, Georgia 30339

Common stock                      John B. Hayes(1)                   1,300,000        3.1 %
                                  c/o Lakota Technologies, Inc.
                                  2849 Paces Ferry Road
                                  Suite 710
                                  Atlanta, Georgia 30339

Common stock                      Majed Jalali                       3,000,000        7.1 %
                                  c/o Lakota Technologies, Inc.
                                  2849 Paces Ferry Road
                                  Suite 710
                                  Atlanta, Georgia 30339

Common stock                      Patrick (Cody) Morgan(2)           2,000,000        4.8 %
                                  c/o Lakota Technologies, Inc.
                                  2849 Paces Ferry Road
                                  Suite 710
                                  Atlanta, Georgia 30339

Common stock                      Dipak Bhatt(2)(3)                  6,000,000       14.3 %
                                  4107 Vaughn Creek Court
                                  Sugarland, Texas 77479


All Officers and
Directors as a
Group
(6 Persons)(2)                                                     11,286,072        27.0 %
                                                          =====================     ========

(1) Does not include shares issued under Lakota's Omnibus Stock Option Plan because they cannot be exercised within sixty days.

(2) Includes shares held as joint tenants with spouse, or directly in spouse's name.

(3) Includes warrants to purchase an aggregate of 4,000,000 shares of common stock.

                       DESCRIPTION  OF  SECURITIES

     Our authorized capital stock consists of 100,000,000 shares of common stock, no par value, and 25,000,000 shares of preferred stock, no par value. The following summary of provisions of our common stock, preferred stock, and warrants is qualified in its entirety by reference to our articles of incorporation, amendments to our articles of incorporation, and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common  Stock

     As of December 8, 1999, there were 41,868,182 shares of common stock outstanding, held by approximately 110 shareholders of record.

     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon a liquidation, dissolution or winding up of Lakota, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of Lakota, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable too the common stock. All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred  Stock

     Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or affect adversely the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of Lakota. No shares of preferred stock have been authorized, issued, or are outstanding.

     We will not offer preferred stock to promoters except on the same terms as it is offered to all other existing shareholders or to new shareholder or unless the issuance is approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our legal counsel or independent legal counsel.

Convertible  Notes

     On August 24, 1999, we issued a $150,000 face value convertible promissory note to each of five non-affiliated individuals. The notes pay interest at the rate of 8% per year, and are convertible by the holders thereof into shares of our common stock at a price equal to 75%, or 65% in the event we default on the notes, of the closing bid price for our common stock on the day immediately prior to conversion. If the notes were converted today, the Note Holders could obtain approximately 5,882,353 shares of common stock. Our president, Ken
Honeyman, personally guaranteed repayment of the notes and pledged 1,958,000 shares of common stock held in his name as collateral.

     We  are  not  currently  in  default  on  any  of  our  outstanding  notes.

Warrants

     Lakota currently has outstanding warrants to acquire an aggregate of 13,252,800 shares of its common stock, at exercise prices ranging from $0.10 per share to $3.00 per share. We are registering an aggregate of 11,500,000 shares of common stock underlying the exercise of these warrants.

Transfer  Agent

     The transfer agent for the common stock is American Securities Transfer, 12039 West Alameda Parkway, Z-2, Lakewood, Colorado 80228.

                                LEGAL  MATTERS

     The validity of the securities offered will be passed upon for Lakota by Cutler Law Group, Newport Beach, California. MRC Legal Services Corporation, a California corporation which does business as Cutler Law Group, is presently the beneficial owner of an aggregate of 356,250 shares of common stock. Employees of Cutler Law Group own an additional 118,750 shares of common stock. These shares of common stock are being registered in this registration statement.

                            AVAILABLE  INFORMATION

     Lakota has filed with the Securities and Exchange Commission a registration statement on Form SB-2, together with all amendments and required exhibits, under the Securities Act of 1933 with respect to the common stock offered. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     A copy of the registration statement may be inspected by anyone without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, telephone number 1-800-SEC-0330, and its public reference facilities in New York, New York and Chicago, Illinois, upon the payment of the fees prescribed by the Commission. The registration statement is also available through the Commission's World Wide Web site at the following address: http://www.sec.gov.

                                    EXPERTS

     The consolidated financial statements of Lakota as of December 31, 1998 included in this prospectus have been so included in reliance on the report of Jones, Jensen and Company, independent accountants, given on the authority of said firm as experts in auditing and accounting.

YOU  MAY  RELY  ON  THE  INFORMATION
CONTAINED IN THIS PROSPECTUS.  WE HAVE
NOT AUTHORIZED  ANYONE TO PROVIDE
INFORMATION DIFFERENT FROM THAT CONTAINED
IN THIS PROSPECTUS.  NEITHER  THE  DELIVERY
OF THIS PROSPECTUS NOR SALE OF COMMON STOCK
MEANS THAT INFORMATION CONTAINED IN THIS
PROSPECTUS IS CORRECT AFTER THE DATE OF THIS
PROSPECTUS.  THIS PROSPECTUS IS NOT AN OFFER
TO SELL OR A SOLICITATION OF AN  OFFER  TO
BUY  THESE  SHARES OF THE COMMON STOCK IN ANY
CIRCUMSTANCES UNDER WHICH  THE  OFFER          36,870,385 SHARES OF COMMON STOCK
OR  SOLICITATION  IS  UNLAWFUL.

                _____________________
                                                             LAKOTA

              TABLE  OF  CONTENTS                     TECHNOLOGIES, INC.
                                                            [LOGO]
                                          Page
                                          ----
Prospectus  Summary . . . . . . . .         2
Risk  Factors. . . . . . . . . . .          4
Price  Range  of  Securities . . .         13
Dividend  Policy . . . . . . . . .         13
Dilution . . . . . . . . . .  . .          14
Capitalization . . . . . . . . . .         16               -----------------
Use  of  Proceeds . . . . . . . . . .      17                  PROSPECTUS
Management's  Discussions  and
    Analysis  of Financial Conditions                       -----------------
    and  Results of Operations . . . . .   19
Business . . . . . . . . . . . . . . . .   22
Management . . . . . . . . . . . . . . .   31
Executive  Compensation . . . . . . . .    34
Certain  Transaction . . . . . . . . . .   36
Selling  Stockholders . . . . . . . . . .  37
Plan  of  Distribution . . . . . . . . .   41
Principal  Stockholders . . . . . . . . .  42
Description  of  Securities . . . . . . .  44
Legal  Matters . . . . . . . . . . . . .   46
Available  Information . . . . . . . . .   46
Experts . . . . . . . . . . . . . . . . .  46






Dealer  Prospectus Delivery Obligation Until
 ___________, 19__; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            LAKOTA TECHNOLOGIES, INC.
                                AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998

                                 C O N T E N T S


Independent  Auditors'  Report  . . . . . . . . . . . . . . . . .     3

Consolidated  Balance  Sheets  . . . . . . . . . . . . . . . . .      4

Consolidated  Statements  of  Operations  . . . . . . . . . . .       6

Consolidated  Statements  of  Stockholders'  Equity  (Deficit) . .    7

Consolidated  Statements  of  Cash  Flows . . . . . . . . . . . .    10

Notes  to  the  Consolidated  Financial  Statements . . . . . . .    12

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The  Board  of  Director
Lakota  Technologies,  Inc.  and  Subsidiaries
(A  Development  Stage  Company)
Denver,  Colorado

We have audited the accompanying consolidated balance sheet of Lakota Technologies, Inc. and Subsidiaries (a development stage company) as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lakota Technologies, inc. and Subsidiaries (a development stage company) as of December 31, 1998 and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jones,  Jensen  &  Company
Salt  Lake  City,  Utah
September  15,  1999

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                           Consolidated Balance Sheets


                                     ASSETS
                                     ------





                                             September 30,       December 31,
                                                 1999               1998
                                           ----------------      ------------
                                             (Unaudited)

CURRENT ASSETS

Cash                                       $     97,357            $     92,090
Security deposit                                 5,485                    2,077
                                            ------------           -------------

Total Current Assets                           102,842                   94,167
                                           --------------           ------------

PROPERTY AND EQUIPMENT (Note 2)

Leasehold improvements                             673                       673
Furniture and fixtures                          11,188                     4,382
Equipment                                       35,878                     2,745
Less: accumulated depreciation                  (6,087)                   (2,400)
                                           ---------------           ------------

Total Property and Equipment                    41,652                     5,400
                                           ----------------          -------------

OIL AND GAS PROPERTIES (Notes 1, 2 and 5)       32,064                    32,064
                                           ----------------          -------------

TOTAL ASSETS                               $   176,558             $     131,631
                                           ==============         =================

   The accompanying notes are an integral part of these financial statements.

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                     Consolidated Balance Sheets (Continued)


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------




                                                     September 30,    December 31,
                                                          1999            1998
                                                     ---------------  --------------
  (Unaudited)

CURRENT LIABILITIES

Accounts payable                                     $       33,649   $       2,104
Notes payable (Note 9)                                       30,000               -
Notes payable - related party (Note 4 and 9)                 90,315          54,914
Accrued interest - related party (Note 4)                    16,966          13,193
Accrued expenses                                             24,375           6,622
                                                     ---------------  --------------

Total Current Liabilities                                   195,305          76,833
                                                     ---------------  --------------

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock 25,000,000 shares authorized,
 no par value; no shares outstanding                              -               -
Common stock 100,000,000 shares authorized, no par
 value; 40,278,182 and 20,678,733 shares issued
 and outstanding, respectively                            6,348,527       1,650,389
Loan receivable - related party                                   -         (36,507)
Interest receivable - related party                               -          (1,763)
Deficit accumulated during the development stage         (6,367,274)     (1,557,321)
                                                     ---------------  --------------

Total Stockholders' Equity (Deficit)                        (18,747)         54,798
                                                     ---------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIT)                                         $      176,558   $     131,631
                                                     ===============  ==============

                                     LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                                         (A Development Stage Company)
                                     Consolidated Statements of Operations





<BTB>

                                                For the                                          From
                                               Nine Months                For the                Inception on
                                                 Ended                  Years Ended              November 14,
                                              September 30,              Deeember 31,           1995 Through
                                        1999          1998          1998         1997          September 30, 1999
                                      ------------   ------------   ----------   ------------  ------------------
                                       (Unaudited)    (Unaudited)                               (Unaudited)
REVENUES
  Data revenues                         $   150,649   $         -   $         -   $           -   $   150,649
  Oil and gas sales                           5,255             -                                       5,255
                                        ------------  ------------  ------------  -------------   -----------

     Net Revenues                           155,904             -             -               -       155,904
                                        ------------  ------------  ------------  --------------  -------------

COST OF SALES                               114,405             -             -               -       114,405
                                        ------------  ------------  ------------  --------------  ---------------
GROSS MARGIN                                 41,499             -             -               -        41,499
                                        ------------  ------------  ------------  --------------  ---------------

EXPENSES

  Depreciation expense                        3,687           900         1,200           1,200         6,087
  Amortization expense                    2,159,000             -             -               -     2,159,000
  Oil and gas properties expenditures       133,071             -             -               -       133,071
  General and administrative              1,780,883       160,985       351,139         303,897     2,543,938
                                        ------------  ------------  ------------  --------------    -------------

     Total Expenses                       4,076,641       161,885       352,339         305,097     4,842,096
                                        ------------  ------------  ------------  --------------    -------------

      Loss from Operations               (4,035,142)     (161,885)     (352,339)       (305,097)   (4,800,597)
                                        ------------  ------------  ------------  --------------   ---------------

OTHER INCOME (EXPENSE)

  Interest expense                         (784,979)            -        (5,491)       (436,061)   (1,578,607)
  Interest income                            10,168             -         1,362             400        11,930
                                        ------------  ------------  ------------  ---------------  ------------

     Total Other Income (Expense)          (774,811)            -        (4,129)       (435,661)   (1,566,677)
                                        ------------  ------------  ------------  --------------   ------------

MINORITY INTEREST                                 -             -             -               -             -
                                        ------------  ------------  ------------  --------------    -----------

NET LOSS                                $(4,809,953)  $  (161,885)  $  (356,468) $     (740,758)  $(6,367,274)
                                        ============  ============  ============  ==============  ==============

BASIC LOSS PER SHARE                    $     (0.21)  $     (0.01)  $     (0.03)  $       (0.06)
                                        ============  ============  ============  ==============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                      23,012,307    12,677,753    13,371,602      11,983,904
                                        ============  ============  ============  ===============

                                 LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                                      (A Development Stage Company)
                       Consolidated Statements of Stockholders' Equity (Deficit)





                                                                       Deficit
                                                                     Accumulated
                                                                      During the
                                              Common Stock           Development
                                          Shares        Amount          Stage
                                         ------------  ------------  ------------
Balance at inception on
 November 14, 1995                                  -  $          -  $         -

Net loss for the period ended
 December 31, 1995                                  -             -       (1,683)
                                         ------------  ------------  ------------

Balance, December 31, 1995                          -             -       (1,683)

Issuance of common stock to founders
 at approximately $0.00 per share           9,187,500         1,250            -

Issuance of common stock in merger with
 Chancellor Trading Group, Inc. at
 approximately $0.002                       1,801,000         3,908            -

Issuance of common stock for cash             108,000       108,000            -
 at $1.00 per share

Issuance of common stock for services          20,000        20,000            -
 at $1.00 per share

Net loss for the year ended
 December 31, 1996                                  -             -     (458,412)
                                         ------------  ------------  ------------

Balance, December 31, 1996                 11,116,500       133,158     (460,095)

Common stock issued for cash at $1.00
 per share                                    212,500       212,500            -

Conversion of preferred stock to common
 stock at $1.00 per share                     812,500       812,500            -

Net loss for the year ended
 December 31, 1997                                  -             -     (740,758)
                                         ------------  ------------  ------------

Balance, December 31, 1997                 12,141,500  $  1,158,158  $(1,200,853)
                                         ------------  ------------  ------------


                             LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                                  (A Development Stage Company)
           Consolidated Statements of Stockholders' Equity (Deficit) (Continued)





                                                                            Deficit
                                                                          Accumulated
                                                                           During the
                                                   Common Stock           Development
                                                Shares         Amount        Stage
                                            -------------  ------------  ------------

Balance, December 31, 1997                    12,141,500   $  1,158,158  $(1,200,853)

Common stock issued for cash at
 approximately $0.10 per share                 3,608,800        344,378            -

Common stock issued for services
 at approximately $0.03 per share              4,928,433        147,853            -

Net loss for the year ended
 December 31, 1998                                     -              -     (356,468)
                                            -------------  ------------  ------------

Balance, December 31, 1998                    20,678,733      1,650,389   (1,557,321)

Common stock issued for cash
 at approximately $0.19 per share                360,000         67,600            -

Common stock issued for debt
 at approximately $0.07 per share              7,685,581        550,000            -

Common stock issued in business
 combinations at $0.35 per share (Note 12)     6,000,000      2,100,000            -

Common stock issued  for services
 at approximately $0.08 per share              6,054,977        688,538            -

Options issued for cash at approximately
 $0.02 per share                                       -         70,000            -

Common stock canceled (Note 11)               (3,846,325)             -            -

Common stock issued for conversion of
 debt at $0.09 per share (unaudited)           1,185,216         97,500            -

Common stock issued for cash at $0.30
 per share (unaudited)                             5,000          1,500            -
                                            -------------  ------------  ------------

Balance Forward                               38,123,182   $  5,225,527  $(1,557,321)
                                            -------------  ------------  ------------

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)





                                                                       Deficit
                                                                      Accumulated
                                                                       During the
                                            Common Stock              Development
                                        Shares        Amount            Stage
                                        ------------  ------------  ------------

Balance Forward                           38,123,182  $  5,225,527  $(1,557,321)

Common stock issued for cash at $0.12
 per share (unaudited)                        40,000         4,800            -

Common stock issued for services at
 $0.15 per share (unaudited)               2,115,000       337,825            -

Issuance of convertible debt and
 warrants at less than market price
 (unaudited)                                       -       780,375            -

Net loss for the nine months ended
 September 30, 1999 (unaudited)                    -             -   (4,809,953)
                                                      ------------  ------------

Balance, September 30, 1999
 (unaudited)                              40,278,182  $  6,348,527  $(6,367,274)
                                        ============  ============  ============


                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows





                                                                                                                      From
                                                            For the                          For the               Inception on
                                                            Nine Months                     Years Ended             November 14,
                                                               Ended                         December 31,          1995 Through
                                                            September 30,                                          September 30,
                                                        1999             1998            1998              1991        1999
                                                  --------------  ---------------  --------------  --------------- ----------------
    (Unaudited)                                      (Unaudited)      (Unaudited)                                     (Unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES

  Net (loss)                                      $  (4,809,953)  $     (161,885)  $    (356,468)  $       (740,758)  $(6,367,274)
  Adjustments to reconcile net (loss to net
   cash flows from operating activities:
    Depreciation expense                                  3,687              900           1,200              1,200         6,087
    Amortization expense                              2,159,000                -               -                  -     2,159,000
    Common stock issued for services                  1,026,363                -         147,853                  -     1,224,216
    Convertible debt and warrants issued
     at less than market price                          780,375                -               -                  -       780,375
  Changes in operating assets and liabilities:
    Increase (decrease) in accounts payable              31,545                -           2,104            (14,511)       33,649
    Increase (decrease) in accrued expenses              21,526                -           6,476           (370,801)       25,633
    Increase (decrease) in other assets                   3,408                -               -              6,693        (5,485)
    Increase in related party receivable                 88,270           53,990         (33,870)              (400)            -
                                                  --------------  ---------------  --------------  -----------------  ------------

      Net Cash (Used) by Operating Activities          (695,779)        (106,995)       (232,705)        (1,118,577)   (2,143,799)
                                                  --------------  ---------------  --------------  -----------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of property and equipment                    (39,939)               -               -             (7,800)      (44,621)
                                                  --------------  ---------------  --------------  -----------------  ------------

      Net Cash (Used) by Investing Activities           (39,939)               -               -             (7,800)      (44,621)
                                                  --------------  ---------------  --------------  -----------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Payment on notes payable                              (26,399)         (22,098)        (22,098)                 -       (48,497)
  Proceeds from notes payable/debenture                 623,484                -               -             77,012       707,838
  Conversion of preferred stock to common
   stock                                                      -                -               -            812,500       812,500
  Issuance of common stock                              143,900          126,578         344,378            212,500       813,936
                                                  --------------  ---------------  --------------  -----------------  ------------

      Net Cash Provided by Financing Activities         740,985          104,480         322,280          1,102,012     2,285,777
                                                  --------------  ---------------  --------------  -----------------  ------------

NET INCREASE (DECREASE) IN CASH                           5,267           (2,515)         89,575            (24,365)       97,357

CASH AT BEGINNING OF PERIOD                              92,090            2,515           2,515             26,880             -
                                                  --------------  ---------------  --------------  -----------------  ------------

CASH AT END OF PERIOD                             $      97,357   $            -   $      92,090             $2,515    $   97,357
                                                  ==============  ===============  ==============  =================  ============


                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)





                                                                                                           From
                                                          For the                                      Inception on
                                                         Nine Months                For the            November 14,
                                                           Ended                   Years Ended        1995 Through
                                                        September 30,             December 31,          September 30,
                                                       1999         1998           1998       1997        1999
                                             --------------  ---------------  -------------  -----  ----------------
          (Unaudited)                           (Unaudited)      (Unaudited)
CASH PAID DURING THE PERIOD FOR:

  Interest                                   $          731  $             -  $           -  $   -  $      731
  Income taxes                               $            -  $             -  $           -  $   -  $        -

NON-CASH TRANSACTIONS

  Common stock issued for services           $    1,026,363  $             -  $     147,853  $   -  $1,224,216
  Issuance of convertible debt and
   warrants at less than market price        $      780,375  $             -  $           -  $   -  $  780,375
  Organization costs paid by related party   $            -  $             -  $           -  $   -  $    5,472
  Issuance of preferred stock for oil and
    gas properties                           $            -  $             -  $           -  $   -  $  812,500
  Common stock issued for business
    acquisitions                             $    2,100,000  $             -  $           -  $   -  $2,100,000
  Common stock issued for debt               $      647,500  $             -  $           -  $   -  $  647,500


   The accompanying notes are an integral part of these financial statements.

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998


NOTE  1  -     HISTORY  AND  ORGANIZATION

The consolidated financial statements presented are those of Lakota Technologies, Inc. (formerly Chancellor Trading Group, Inc.) (the Company) (a development stage company) and its wholly owned subsidiaries Lakota Energy, Inc. (Lakota), Air Nexus, Inc., Lakota Oil and Gas, Inc. and 2-Infinity.com, Inc. The Company was incorporated in the State of Colorado on July 14, 1995.

Effective November 6, 1996, the Company and (Lakota) completed an Agreement and Plan of Reorganization whereby the Company issued 9,187,500 shares of its common stock in exchange for 100% of the issued and outstanding common stock of (Lakota). The Company also changed its name on this date from Chancellor Trading Group, Inc. to Lakota Energy, Inc. (the same name as its subsidiary). In 1999, the Company changed its name to Lakota Technologies, Inc.

Lakota was incorporated in the State of Colorado on November 14, 1995. Lakota was incorporated to engage in the acquisition and exploration of oil and gas properties.

On November 11, 1996, Lakota exercised its option agreements and acquired 399,999 shares of common stock or 99.9% of the issued and outstanding shares of West Bolt Energy, Inc. (West Bolt) for 812,500 of its series A redeemable convertible preferred stock. The original issuance of the Series A redeemable, convertible preferred stock was valued at $36,716,560 which was the redemption price of the preferred stock which equaled the reserve report valuation of the oil and gas properties acquired. Due to the redemption provisions of the preferred stock, it was accounted for as a liability and not equity. On February 26, 1997, the Company converted the 812,500 shares of preferred stock into 812,500 shares of common stock. At the time of conversion, the common stock was determined to have a value of $1.00 per share. In addition, the preferred shareholders forgave the accrued interest of $780,436 associated with the preferred shares which also reduced the cost of the oil and gas properties received. The revaluation caused the oil and gas properties to be valued at $32,064 based upon similar issuance for cash. The acquisition was accounted for as a combination under the purchase method of accounting with acquired oil and gas properties were recorded at their cost to the Company (see Note 5).

15

At the time of reorganization, the Company had very little activity with minimal operations and assets. Additionally, the exchange of the Company's common stock for the common stock of Lakota resulted in the former stockholders of Lakota obtaining control of the Company. Accordingly, Lakota became the continuing entity for accounting purpose, and the transaction was accounted for as a recapitalization of Lakota with no adjustment to the basis or assets acquired or liabilities assumed by the Company. The two companies merged into a single entity "Lakota Energy, Inc." on December 27, 1996.

On June 9, 1999, the Company formed Lakota Oil & Gas, Inc., a 100% owned subsidiary. The Company transferred their interest in two oil exploration projects into Lakota Oil and Gas, Inc. As of June 30, 1999, Lakota Oil & Gas, Inc. had no significant operations.

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998


NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

a.  Accounting  Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

b.  Provision  for  Taxes

At September 30, 1999 and December 31, 1998, the Company had net operating loss carryforwards of approximately $6,360,000 and $1,560,000, respectively, that may be offset against future taxable income through 2014. No tax benefit has been reported in the financial statements because the Company believes that there is a 50% chance the net operating loss carryforwards will expire unused, therefore the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

c.  Cash  Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.  Basic  Loss  Per  Share

The computation of income basic loss per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. Fully diluted net loss per common share is not materially different from basic loss per share.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual  results  could  differ  from  those  estimates.

Significant estimates include the valuation of proved, undeveloped reserves related to the oil and gas properties. The ultimate recovery of proved, undeveloped reserves is dependent on the success of future development of the properties and in the Company's ability to complete the development.




                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998


NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     f.  Amortization

Fixed assets are stated at cost. Oil and gas wells will be amortized using the units-of-production method on the basis of total estimated units of proven reserves. Amortization will not be recorded until reserves are extracted.

g.  Consolidation

The consolidated financial statements are those of the Lakota Energy, Inc.(formerly Chancellor Trading Group, Inc.), its wholly owned subsidiaries, Air Nexus, Inc, 2-Infinity.com, Inc. and Lakota Energy, Inc. and its 99.9% owned subsidiary West Bolt Energy, Inc. (West Bolt). All intercompany accounts have been eliminated in the consolidation. No losses have been attributed to the 0.01% minority interest owed because there was not any basis to allocate.

     h.  Unaudited  Financial  Statements

The accompanying unaudited financial statements include all of the adjustment which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

     i.  Property  and  Equipment

Property and equipment are stated at cost. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives as follows

          Leasehold  improvements     7  years
          Furniture  and  fixtures     7  years
          Equipment     5  years

Depreciation expense for the periods ended September 30, 1999, September 30, 1998, December 31, 1998 and December 31, 1997 was $3,687, $900, $1,200 and $-0-,
respectively.

     j.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998


NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     k.  New  Accounting  Pronouncements

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and Statement of Financial Accounting Standards No. 129 "Disclosures of Information About an Entity's Capital Structure." SFAS No. 128 provides a different method of calculating earnings per share than was previously used in accordance with APB Opinion No. 15, "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Dilutive" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period.
Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. SFAS No. 129 establishes standards for disclosing information about an entity's capital structure. SFAS No. 128 and SFAS No. 129 are effective for financial statements issued for periods ended after December 15, 1997. In fiscal 1998, the Company adopted SFAS No. 128, which did not have a material impact on the Company's financial statements. The implementation of SFAS No. 129 did not have a material effect on the Company's financial statements.

The Financial Accounting Standards Board has also issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays with the same prominence as other financial statements. SFAS No. 131 supersedes SFAS No. 14 "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosure regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

SFAS No. 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. The implementation of SFAS No. 130 and 131 did not have a material affect on the financial statements.

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998


NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     k.  New  Accounting  Pronouncements  (Continued)

In February 1998, the Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standard ("SFAS") No 132. "Employers' Disclosures about Pensions and other Postretirement Benefits" which standardizes the disclosure requirements for pensions and other Postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997 and requires comparative information for earlier years to be restated, unless such information is not readily available. The adoption of this statement had no material impact on the Company's financial statements.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of this statement had no material impact on the Company's financial statements.

     l.  Goodwill

The Company assesses long-lived assets for impairment under FASB Statement No. 121, Accounting for the Impairment of long-Lived Assets. Under those rules, goodwill associated with assets acquired in a purchase business combination where determined to be impaired because circumstances exist that indicate the carrying amount of those assets may not be recoverable. The purchase of the two subsidiaries described in Note 12 resulted in the creation of goodwill of $2,159,000. The goodwill is the excess of the purchase price of the two subsidiaries over the net value of the tangible assets acquired from the two subsidiaries. The purchase price was determined to be the trading prices of the shares issued to purchase the subsidiaries on the date of issuance. The Company's policy is evaluate the recoverability of its intangible assets on a quarterly basis. At September 30, 1999, the two subsidiaries had minimal revenues and substantial losses, which together raised doubt about the recoverability of the goodwill. Accordingly, a valuation allowance was made for the goodwill in full at September 30, 1999.

     m.  Revenue  Recognition  Policies

The Company recognizes oil and gas revenue upon the sale of the product. The data revenues are recognized as billed.







                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998


NOTE  3  -     GOING  CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management believes that in the next 12 months, the Company will be able to generate revenues sufficient to cover its operating costs. Currently shareholders are committed to pay all operating and other costs until sufficient revenues are generated. These costs will be recorded as a liability to the shareholders and as expenses on the Company's books when incurred.

NOTE  4  -  RELATED  PARTY  TRANSACTIONS

The Company had notes payable to related companies totaling $90,315 at September 30, 1999. The notes bear interest at 10% per annum. Accrued interest at September 30, 1999 and December 31, 1998 was $16,966 and $13,193, respectively. The notes are unsecured and are due on demand.

NOTE  5  -     CONVERSION  OF  PREFERRED  STOCK

On February 26, 1997, the Board of Directors authorized the conversion of 812,500 shares of convertible preferred restricted stock into 812,500 shares of the Company's restricted common shares.

In 1997, the preferred shareholders converted their shares to common stock on a conversion rate of one share of preferred stock for one share of common stock. At the time the stock was redeemed the Company was issuing stock for cash at $1.00 per share. The more readily available market price of the common stock caused the valuation of the oil and gas properties to be revalued using the common share price. In addition, the preferred shareholders forgave the accrued interest of $780,436 associated with the preferred shares which also reduced the cost of the oil and gas properties received. The revaluation caused the oil and gas properties to be valued at $32,064.

NOTE  6  -     COMMITMENTS  AND  CONTINGENCIES

Operating  Leases

The Company leases its offices under a lease agreements accounted for as operating leases. Real estate taxes, insurance and maintenance expenses are obligations of the Company.

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998

NOTE  6  -     COMMITMENTS  AND  CONTINGENCIES  (Continued)

Minimum  rental payments under the non-cancelable operating lease is as follows:





Periods Ended
December 31,
--------------

1999                  $       66,160
2000                          35,707
2001                          20,318
2002                          26,608
2003                               -
All other years                    -
                      --------------

                             148,793
                     ====================

Rent expense was approximately $49,620, $19,510, $26,013 and $26,364 for the periods ended September 30, 1999, September 30, 1998, December 31, 1998 and December 31, 1997, respectively. It is expected that expiring leases will be renewed in the ordinary course of business.

NOTE  7  -     WARRANTS

A summary of the status of the Company's warrants as of September 30, 1999 and December 31, 1999 and changes during the period ending September 30, 1999:




                                                                  Average
                                                                  Exercise
                                   Shares                          Price
                                   ---------------                 ------
Outstanding, December 31 1998               -                      $  -
    Granted                          14,005,600                       0.30
    Expired                            (278,800)                      0.30
    Exercised                          (310,000)                      0.15
                                   ---------------                 ------

  Outstanding, September 30, 1999     13,416,800                    $ 0.30
                                   ===============             ===============

  Exercisable, September 30, 1999      8,920,000                    $ 0.30
                                   ===============             ===============


All warrants were issued at or above the market price at the date of issue with the exception of the 5,000,000 warrants issued on September 1, 1999 (see Note
8).

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998


NOTE  8  -     CONVERTIBLE  DEBT

On March 16, 1999, the Company issued convertible debentures with a face value of $550,000. The debentures were convertible into common stock at a 25% discount. The Company has recorded $137,500 of additional interest expense to compensate for the discount. All of the debentures were converted into 7,685,581 shares of common stock prior to May 31, 1999.

On July 13, 1999, the Company issued convertible debentures with a face value of $74,000. The debentures were convertible into common stock at a 50% discount. The Company has recorded $37,000 of additional interest expense to compensate for the discount. All of the debentures were converted into 793,966 shares of common stock prior to August 31, 1999.

On August 22, 1999, the Company issued a convertible debenture with a face value of $23,500. The debenture was convertible into common stock at a 25% discount. The Company has recorded $5,875 of additional interest expense to compensate for the discount. The debenture was converted into 391,250 shares of common stock on September 2, 1999.

On August 24, 1999, the Company issued convertible debentures with a face value of $750,000. The debentures are convertible into common stock at a 25% discount. The Company has recorded $187,500 of additional interest expense to compensate for the discount.

On August 24, 1999, the Company issued options to purchase 5,000,000 warrants at a 50% discount from the market price. The options vested immediately. The Company has recorded $412,500 of additional interest expense to compensate for the discount.

NOTE  9  -     LONG-TERM  DEBT

Notes payable as of September 30, 1999 and December 31, 1998 are detailed in the following summary:





                                                                    September 30,    December 31,
                                                                          1999            1998
                                                                    ---------------  --------------
                                                                       (Unaudited)
  Notes payable to individuals; convertible to stock within three years; interest at 9.75%, paid quarterly until converted,
   unsecured.                                                       $       30,000   $           -

  Note payable to an individual; interest imputed at 10%
   due in 90 days, unsecured.                                               40,000               -

  Notes payable to related party at 10% interest, due on demand,
   unsecured.                                                               50,315          54,914
                                                                    ---------------  --------------

    Total long-term debt                                                   120,315          54,914

    Less: current portion                                                 (120,315)        (54,914)
                                                                    ---------------  --------------

    Long-term portion                                               $            -   $           -
                                                                    ===============  ==============


                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998

NOTE  9  -     LONG-TERM  DEBT  (Continued)

     Maturities  of  long  term  debt  are  summarized  below:





      Period ending December 31,   1999       $120,315
                                   2000             -
                                   2001             -
                                   2002             -
                                   2003             -
                                             --------

        Total                                 $120,315
                                              ========


NOTE  10  -  INCOME  TAXES

The income tax benefit differs from the amount computed at federal statutory rates as follows:





                                            For the          For the
                                         Period Ended       Year Ended
                                           September 30,    December 31,
                                             1998            1998
                                         ---------------  --------------
                                           (Unaudited)

  Income tax benefit at statutory rate   $    1,053,600   $     329,423
  Change in valuation allowance              (1,053,600)       (329,423)
                                         ---------------  --------------

                                         $            -               -
                                         ===============  ==============

Deferred tax assets (liabilities) at September 30, 1999 are comprised of the following:





                                        For the         For the
                                     Period Ended     Year Ended
                                     September 30,    December 31,
                                        1998            1998
                                    ---------------  --------------
                                       (Unaudited)

  Net operating loss carryforward   $    1,583,170   $     495,000
  Valuation allowance                   (1,583,170)       (495,000)
                                    ---------------  --------------

                                    $            -               -
                                    ===============  ==============

NOTE  11  -     COMMON  STOCK  TRANSACTIONS

In 1998, the Company issued approximately 4,500,000 shares for services valued at $0.03 per share, which approximated a value of a transaction for services recorded by the Company on November 20, 1998 with a third party. In 1999, the Company renegotiated the number of shares due to the fact that the services had not been performed as anticipated. The Company received back and canceled 3,846,325 shares.

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998


NOTE  12  -     BUSINESS  COMBINATIONS

On June 9, 1999, the Company acquired all of the outstanding shares of Air Nexus, Inc., a retail provider of commercial voice and data services.

The Company issued 3,000,000 shares of common stock for all of the outstanding shares of Air Nexus, Inc.

The acquisition has been accounted for as a purchase and the results of operations of Air Nexus, Inc. since the date of acquisition are included in the Company's consolidated financial statements.

Unaudited proforma consolidated results of operations for the nine months ended September 30, 1999 and for the year ended December 31, 1998 as though Air Nexus, Inc. had been acquired as of January 1, 1998 follows:




                                     For the
                                    Nine Months        For the
                                       Ended          Year Ended
                                   September 30,     December 31,
                                       1999            1998
                                   ---------------  --------------
                                    (Unaudited)

  Sales                            $      155,904   $           -
  Net income (loss)                    (4,809,953)       (356,468)
  Earnings per common and common
    equivalent share               $        (0.21)  $       (0.03)



In addition, the Company acquired all of the outstanding shares of 2-Infinity.com, Inc. through issuance of 3,000,000 shares of common stock.
2-Infinity.com, Inc. had only been in existence for a short period of time and had no prior operations and, accordingly, no proforma financial statements are presented.




                                               Air Nexus,    2-Infinity.com,
  Allocation of Purchase Price                   Inc.             Inc.
                                              --------------  -----------

  Goodwill                                       $1,020,000   $1,139,000
  Cash                                                  515      104,479
  Property and equipment                                  -        5,731
  Other assets                                        9,238        1,669
  Liabilities assumed                              (129,753)     (50,879)
                                                 -----------  -----------

  Total Purchase Price                           $  900,000   $1,200,000
                                                 ===========  ===========

ffective September 30, 1999, the Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." The Company conducts its operations principally in the oil and gas industry through Lakota Energy, Inc., in the high speed internet access industry with 2-Infinity.com, Inc. and in the commercial voice and data services industry with Air Nexus, Inc.

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                    September 30, 1999 and December 31, 1998

NOTE  13  -     OPERATING  SEGMENTS  (Continued)

Certain financial information concerning the Company's operations in different industries is as follows:





                                                  For the Nine Months
                                               Ended September 30, 1999
                                                  -------------------------
                                         Lakota                  Air        2-Infinity   .
                                         Energy, Inc.         Nexus, Inc.    Com, Inc.      Consolidated
                                       ---------------    ---------------  -------------  -------------
  Net sales                              $      5,255       $  150,649      $       -      $  155,904

  Operating loss applicable to
    industry segment                        1,790,500          999,462      1,245,180       4,035,142

  Writedown of goodwill                             -        1,020,000      1,139,000       2,159,000

  Interest expense                            784,911               68              -         784,979

  Other income (expenses) -
    interest income                            10,168                -              -          10,168

  Assets                                       74,963           54,591         47,004         176,558

  Depreciation expense                            900              987          1,800           3,687

  Property and equipment
   acquisition                                      -           28,801         11,138          39,939


24

     Prior  to  1999,  the  Company  only  operated in the oil and gas industry.

NOTE  14  -     STOCK  OPTION  PLAN

Effective August 1, 1999, the Directors and Shareholders approved the Lakota Energy, Inc. Omnibus Stock Option Plan. Under the terms of the Option Plan, the Board of Directors has the sole authority to determine which of the eligible persons shall receive options, the number of shares which may be issued upon exercise of an option, and other terms and conditions of the options granted under the Plan to the extent they don't conflict with the terms of the Plan. An aggregate of 3,000,000 shares of common stock are reserved for issuance under the Plan during the year August 1, 1999 to July 31, 2000. For each subsequent year beginning August 1, 2000, there shall be reserved for issuance under the Plan that number of shares equal to 10% of the outstanding shares of common stock on August 1 of that year. The exercise price for all options granted under the Plan shall be 100% of the fair market value of the Company's common stock on the date of grant, unless the recipient is the holder of more than 10% of the already outstanding securities of the company, in which case the exercise price shall be 110% of the fair market value of the Company's common stock on the date of grant. All options shall vest equally over a period of five years from the date of issuance. On August 11, 1999, the Board of Driectors approved the grant of an aggregate of 2,000,000 options under the Plan.

                              2-INFINITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JUNE 30, 1999

                                 C O N T E N T S



Independent  Auditors'  Report . . . . . . . . . . .      3

Balance  Sheet . . . . . . . . . . . . . . . . . . .      4

Statement  of  Operations . . . . . . . . . . . .  .      5

Statement  of  Stockholders'  Equity  (Deficit) . .       6

Statement  of  Cash  Flows . . . . . . . . . . . . .      7

Notes  to  the  Financial  Statements . . . . . . .       8

     INDEPENDENT  AUDITORS'  REPORT
     ------------------------------

The  Board  of  Directors
2Infinity.com,  Inc.
(A  Development  Stage  Company)
Denver,  CO

We have audited the accompanying balance sheets of 2Infinity.com, Inc. (a development stage company) as of June 30, 1999 and the related statements of operations, stockholders' equity, and cash flows from inception on May 7, 1999 through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2Infinity.com, Inc. (a development stage company) as of June 30, 1999 and the results of its operations and its cash flows from inception on May 7, 1999 through June 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jones,  Jensen  &  Company
Salt  Lake  City,  Utah
September  15,  1999

                              2-INFINITY.COM, INC.
                          (A Development Stage Company)
                                  Balance Sheet


                                     ASSETS
                                     ------




                                      June 30,
                                       1999
                                     ----------

CURRENT ASSETS

Cash                                  $ 104,479
Security deposit                          1,669
                                      ----------

Total Current Assets                    106,148
                                      ----------

PROPERTY AND EQUIPMENT (Note 2)

Equipment                                11,138
Less: accumulated depreciation             (186)
                                     ----------

Total Property and Equipment             10,952
                                      ----------

TOTAL ASSETS                          $ 117,100
                                      ==========

           LIABILITIES  AND  STOCKHOLDERS'  EQUITY  (DEFICIT)
           --------------------------------------------------




CURRENT LIABILITIES

Accounts payable                                     $      -
Notes payable - related party (Note 4)                150,000
                                                     ---------

Total Current Liabilities                             150,000
                                                     ---------

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock 2,000 shares authorized, $0.01 value
  2,000 shares issued and outstanding                      20
Additional paid-in capital                                980
Deficit accumulated during the development stage      (33,900)
                                                     ---------

Total Stockholders' Equity (Deficit)                  (32,900)
                                                     ---------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)  $117,100
                                                     =========

                              2-INFINITY.COM, INC.
                          (A Development Stage Company)
                             Statement of Operations




                               From
                            Inception on
                            May 7, 1999
                              Through
                              June 30,
                                1999
                            --------------

REVENUES                    $           -
                            --------------

EXPENSES

Depreciation expense                  186
General and administrative         33,714
                            --------------

Total Expenses                     33,900
                            --------------

NET LOSS                    $     (33,900)
                            ==============

BASIC LOSS PER SHARE        $      (16.95)
                            ==============


                              2-INFINITY.COM, INC.
                      (A  Development  Stage  Company)
                    Statement  of  Stockholders'  Equity




                                                                                 Deficit
                                                                               Accumulated
                                                                  Additional    During the
                                             Common Stock          Paid-In      Development
                                          Shares        Amount     Capital       Stage
                                        ------------  -----------  ------------  ---------

Balance at inception on May 7, 1999                -  $         -  $          -  $      -

Issuance of common stock to founders
 at approximately $0.50 per share              2,000           20           980         -

Net loss from inception on May 7, 1999
 through June 30, 1999                             -            -             -   (33,900)
                                        ------------  -----------  ------------  ---------

Balance, June 30, 1999                         2,000  $        20  $        980  $(33,900)
                                        ============  ===========  ============  =========


                              2-INFINITY.COM, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows





                                                           From
                                                        Inception on
                                                         May 7, 1999
                                                          Through
                                                         June 30,
                                                          1999
                                                        --------------

CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss)                                              $     (33,900)
Adjustments to reconcile net (loss) to net cash
 flows from operating activities:
Depreciation expense                                              186
Changes in operating assets and liabilities:
Increase (decrease) in other assets                            (1,669)
                                                        --------------

Net Cash (Used) by Operating Activities                       (35,383)
                                                        --------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment                            (11,138)
                                                        --------------

Net Cash (Used) by Investing Activities                       (11,138)
                                                        --------------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable - related party                   150,000
Issuance of common stock                                        1,000
                                                        --------------

Net Cash Provided by Financing Activities                     151,000
                                                        --------------

NET INCREASE (DECREASE) IN CASH                               104,479

CASH AT BEGINNING OF PERIOD                                         -
                                                        --------------

CASH AT END OF PERIOD                                   $     104,479
                                                        ==============

CASH PAID DURING THE PERIOD FOR:

Interest                                                $           -
Income taxes                                            $           -


                              2-INFINITY.COM, INC.
                    (A  Development  Stage  Company)
                   Notes  to  the  Financial  Statements
                             June  30,  1999


NOTE  1  -     HISTORY  AND  ORGANIZATION

2-Infinity.com, Inc. (the Company) was incorporated in the State of Texas on May 7, 1999. The Company was incorporated for any lawful purpose under Texas law, but primarily to operate in the internet industry.

NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

a.  Accounting  Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

b.  Provision  for  Taxes

At June 30, 1999, the Company had net operating loss carryforwards of approximately $33,000 that may be offset against future taxable income through 2014. No tax benefit has been reported in the financial statements because the Company believes that there is a 50% chance the net operating loss carryforwards will expire unused, therefore the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

c.  Cash  Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.  Basic  Loss  Per  Share

The computation of income basic loss per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. Fully diluted net loss per common share is not materially different from basic loss per share.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual  results  could  differ  from  those  estimates.

                             2-INFINITY.COM, INC.
                    (A  Development  Stage  Company)
                   Notes  to  the  Financial  Statements
                            June  30,  1999


NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     f.  Property  and  Equipment

Property and equipment are stated at cost. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives as follows

Leasehold  improvements      7  years
Furniture  and  fixtures     7  years
Equipment                    5  years

Depreciation  expense  for  the  period  ended  June  30,  1999  was  $186.

     g.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

NOTE  3  -     GOING  CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management believes that the Company will soon be able to generate revenues sufficient to cover its operating costs. Currently shareholders are committed to pay all operating and other costs until sufficient revenues are generated.

NOTE  4  -  RELATED  PARTY  TRANSACTIONS

The Company had signed notes payable to a related company totaling $150,000 at June 30, 1999. The notes bear interest at 10% per annum. Accrued interest at June 30, 1999 was $-0-. The notes are unsecured and are due on demand.

NOTE  5  -     COMMITMENTS  AND  CONTINGENCIES

Operating  Leases

The Company leases its offices under a lease agreements accounted for as operating leases. Real estate taxes, insurance and maintenance expenses are obligations of the Company.

                              2-INFINITY.COM, INC.
                       (A  Development  Stage  Company)
                    Notes  to  the  Financial  Statements
                              June  30,  1999


NOTE  6  -     ACQUISITION

During June 1999, the Company entered into an agreement whereby it was acquired by Lakota Technology, Inc. for 3,000,000 shares of restricted common stock.

                                 AIR NEXUS, INC.
                      (FORMERLY VOICE DESIGN, INCORPORATED)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JUNE 30, 1999

                                 C O N T E N T S



Independent  Auditors'  Report . . . . . . . . . . . .      3

Balance  Sheet . . . . .  . . . . . . . . . . . . . .       4

Statement  of  Operations . . . . . . . . . . . . . .       5

Statement  of  Stockholders'  Equity  (Deficit) . . .       6

Statement  of  Cash  Flows . . . . . . . . . . . . .        7

Notes  to  the  Financial  Statements  . . . . . . .        8

     INDEPENDENT  AUDITORS'  REPORT
     ------------------------------

The  Board  of  Directors
Air  Nexus,  Inc.
(Formerly  Voice  Design,  Incorporated)
(A  Development  Stage  Company)
Denver,  CO

We have audited the accompanying balance sheets of Air Nexus, Inc. (formerly Voice Design, Incorporated) (a development stage company) as of June 30, 1999 and the related statements of operations, stockholders' equity, and cash flows from inception on June 2, 1999 through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Air Nexus, Inc. (formerly Voice Design, Incorporated) (a development stage company) as of June 30, 1999 and the results of its operations and its cash flows from inception on June 2, 1999 through June 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jones,  Jensen  &  Company
Salt  Lake  City,  Utah
September  15,  1999

                                 AIR NEXUS, INC.
                      (Formerly Voice Design, Incorporated)
                          (A Development Stage Company)
                                  Balance Sheet


                                     ASSETS
                                     ------




                                                         June 30,
                                                           1999
                                                         ----------
CURRENT ASSETS

Cash                                                     $     515
Accounts receivable                                          8,437
Security deposit                                               801
                                                         ----------

Total Current Assets                                         9,753
                                                         ----------

TOTAL ASSETS                                             $   9,753
                                                         ==========


                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                   -------------------------------------------------------

CURRENT LIABILITIES

Accounts payable                                         $  11,234
Line of credit                                               1,800
Accrued expenses                                            14,097
                                                         ----------

Total Current Liabilities                                   27,131
                                                         ----------

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock 50,000,000 shares authorized, $1.00 value
  3,000 shares issued and outstanding                        3,000
Deficit accumulated during the development stage           (20,378)
                                                         ----------

Total Stockholders' Equity (Deficit)                       (17,378)
                                                         ----------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)      $   9,753
                                                         ==========


                                 AIR NEXUS, INC.
                      (Formerly Voice Design, Incorporated)
                          (A Development Stage Company)
                             Statement of Operations




                                                 From
                                              Inception on
                                              June 2, 1999
                                                Through
                                                June 30,
                                                 1999
                                            --------------

REVENUES                                    $       8,022
                                            --------------

EXPENSES

General and administrative                         28,383
                                           --------------

Total Expenses                                     28,383
                                            --------------

Loss from Operations                              (20,361)
                                            --------------

OTHER (EXPENSE)

Interest expense                                     (17)
                                            --------------

Total Other (Expense)                                (17)
                                            --------------

NET LOSS                                   $     (20,378)
                                            ==============

BASIC LOSS PER SHARE                       $       (6.79)
                                            ==============

                                 AIR NEXUS, INC.
                        (Formerly Voice Design, Incorporated)
                          (A  Development  Stage  Company)
                         Statement  of  Stockholders'  Equity





                                                                  Deficit
                                                               Accumulated
                                                                 During the
                                            Common Stock        Development
                                       Shares        Amount        Stage
                                      ------------  ------------  ---------
Balance at inception on June                     -  $          -  $      -
 2, 1999
Issuance of common stock to founders
 at approximately $1.00 per share            3,000         3,000         -

Net loss from inception on June 2,
 1999 through June 30, 1999                      -             -   (20,378)
                                      ------------  ------------  ---------

Balance, June 30, 1999                       3,000  $      3,000  $(20,378)
                                      ============  ============  =========

                                 AIR NEXUS, INC.
                      (Formerly Voice Design, Incorporated)
                          (A Development Stage Company)
                             Statement of Cash Flows




                                               From
                                               Inception on
                                               June 2, 1999
                                               Through
                                               June 30,
                                                 1999
                                              --------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss)                                     $     (20,378)
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable               11,234
Increase (decrease) in accrued expenses               14,097
(Increase) decrease in other assets                     (801)
(Increase) decrease in accounts receivable            (8,437)
                                               --------------

Net Cash (Used) by Operating Activities               (4,285)
                                               --------------

CASH FLOWS FROM INVESTING ACTIVITIES                       -
                                               --------------

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash                           3,000
Proceeds from line of credit                           1,800
                                               --------------

Net Cash Provided by Financing Activities              4,800
                                               --------------

NET INCREASE (DECREASE) IN CASH                          515

CASH AT BEGINNING OF PERIOD                                -
                                               --------------

CASH AT END OF PERIOD                          $         515
                                               ==============

CASH PAID DURING THE PERIOD FOR:

Interest                                       $           -
Income taxes                                   $           -

                                 AIR NEXUS, INC.
                      (Formerly Voice Design, Incorporated)
     (A  Development  Stage  Company)
     Notes  to  the  Financial  Statements
     June  30,  1999


NOTE  1  -     HISTORY  AND  ORGANIZATION

Air Nexus, Inc. (the Company) was incorporated in the State of Texas on June 2, 1999 as Voice Design, Incorporated. On June 17, 1999, Voice Design, Incorporated changed its name to Air Nexus, Inc.

NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

a.  Accounting  Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

b.  Provision  for  Taxes

At June 30, 1999, the Company had net operating loss carryforwards of approximately $20,000 that may be offset against future taxable income through 2014. No tax benefit has been reported in the financial statements because the Company believes that there is a 50% chance the net operating loss carryforwards will expire unused, therefore the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

c.  Cash  Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.  Basic  Loss  Per  Share

The computation of income basic loss per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. Fully diluted net loss per common share is not materially different from basic loss per share.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual  results  could  differ  from  those  estimates.

                                 AIR NEXUS, INC.
                      (Formerly Voice Design, Incorporated)
     (A  Development  Stage  Company)
     Notes  to  the  Financial  Statements
     June  30,  1999


NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     f.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

NOTE  3  -     GOING  CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management believes that the Company will soon be able to generate revenues sufficient to cover its operating costs. Currently shareholders are committed to pay all operating and other costs until sufficient revenues are generated.

NOTE  4  -     COMMITMENTS  AND  CONTINGENCIES

Operating  Leases

The Company leases its offices under a lease agreements accounted for as operating leases. Real estate taxes, insurance and maintenance expenses are obligations of the Company.

NOTE  5  -     ACQUISITION

During June 1999, the Company entered into an agreement whereby it was acquired by Lakota Technology, Inc. for 3,000,000 shares of restricted common stock.

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                   CONSOLIDATED PROFORMA FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

                                 C O N T E N T S



Consolidated  Proforma  Balance  Sheet . . . . . . . . . .      3

Consolidated  Proforma  Statement  of  Operations . . . . .     5

Statement  of  Assumptions  and  Disclosures . . . . . . .      6

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                       Consolidated Proforma Balance Sheet
                                December 31, 1998
                                   (Unaudited)


                                     ASSETS
                                     ------




                            Lakota                                             Proforma
                          Technologies                                          Adjustments
                           Inc. and                           2-Infinity.com,   Increase           Proforma
                           Subsidiaries      Air Nexus, Inc.    Inc.           (Decrease)        Consolidated
                          -----------------  ---------------   --------------  --------------    ------------
CURRENT ASSETS

Cash                      $         92,090   $            -    $         -      $           -    $    92,090
Security deposit                     2,077                -              -                  -          2,077
                          -----------------  --------------    -----------      --------------   ------------

Total Current Assets                94,167                -              -              -             94,167
                          -----------------  --------------    -----------      --------------   ------------

FIXED ASSETS

Furniture and equipment              7,800                -              -                  -          7,800
Accumulated depreciation            (2,400)               -              -                  -         (2,400)
                          -----------------  --------------    -----------      --------------   ------------

Total Fixed Assets                   5,400                -              -                  -          5,400
                          -----------------  --------------    -----------     --------------    ------------

OTHER ASSETS

Goodwill                                 -                -              -          2,100,000      2,100,000
Accumulated amortization                 -                -              -         (2,100,000)    (2,100,000)
Oil and gas properties              32,064                -              -                  -         32,064
                          -----------------  --------------  -------------      --------------   ------------

Total Other Assets                  32,064                -              -                  -         32,064
                          -----------------  --------------  -------------      --------------  ------------

TOTAL ASSETS              $        131,631   $            -  $           -      $           -        131,631
                          =================  ==============  =============      ==============   ============


                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Consolidated Proforma Balance Sheet (Continued)
                                December 31, 1998
                                   (Unaudited)




                                    Lakota                                    Proforma
                                Technologies                                  Adjustments
                                   Inc. and       Air Nexus,     2-Infinity.  Increase         Proforma
                                 Subsidiaries       Inc.           com, Inc.  (Decrease)      Consolidated
                                -----------------  ------------  -----------  --------------  ------------
CURRENT LIABILITIES

Accounts payable                $          2,104   $          -  $         -  $           -   $     2,104
Accrued expenses                          19,815              -            -              -        19,815
Note payable - related
  party                                   54,914              -            -              -        54,914
                                -----------------  ------------  -----------  --------------  ------------

Total Current Liabilities                 76,833              -            -              -        76,833
                                -----------------  ------------  -----------  --------------  ------------

COMMITMENTS AND
 CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock: 25,000,000
  shares authorized, no par
  value; no shares
  outstanding                                  -              -            -              -             -
Common stock: 100,000,000
  shares authorized of no par
  value, 26,678,733 shares
  issued and outstanding               1,650,389              -            -      2,100,000     3,750,389
Loan receivable - related
  party                                  (38,270)             -            -              -       (38,270)
Retained earnings (deficit)           (1,557,321)             -            -     (2,100,000)   (3,657,321)
                                -----------------  ------------  -----------  --------------  ------------

Total Stockholders'
 Equity (Deficit)                         54,798              -            -              -        54,798
                                -----------------  ------------  -----------  --------------  ------------

TOTAL LIABILITIES AND
 STOCKHOLDERS'
 EQUITY (DEFICIT)               $        131,631   $          -  $         -  $           -       131,631
                                =================  ============  ===========  ==============  ============

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                  Consolidated Proforma Statement of Operations
                      For the Year Ended December 31, 1998
                                   (Unaudited)




                                  Lakota                                        Proforma
                              Technologies                                    Adjustments
                                Inc. and        Air Nexus,    2-Infinity.       Increase            Proforma
                               Subsidiaries        Inc.        com, Inc.      (Decrease)            Consolidated
                             -----------------  ------------  -----------  -----------------------
REVENUES                     $              -   $          -  $         -  $                    -   $         -

COST OF SALES                               -              -            -                       -             -
                             -----------------  ------------  -----------  -----------------------  ------------

GROSS PROFIT                                -              -            -                       -             -
                             -----------------  ------------  -----------  -----------------------  ------------

OPERATING EXPENSES

Depreciation and
 amortization                           1,200              -            -               2,100,000     2,101,200
General and administrative            351,139              -            -                       -       351,139
                             -----------------  ------------  -----------  -----------------------  ------------

Total Operating
 Expenses                             352,339              -            -               2,100,000     2,452,339
                             -----------------  ------------  -----------  -----------------------  ------------

OPERATING INCOME
 (LOSS)                              (352,339)             -            -              (2,100,000)   (2,452,339)
                             -----------------  ------------  -----------  -----------------------  ------------

OTHER INCOME

Interest income                         1,362              -            -                       -         1,362
Other income (expense)                 (5,491)             -            -                       -        (5,491)
                             -----------------  ------------  -----------  -----------------------  ------------

Total Other Income                     (4,129)             -            -                       -        (4,129)
                             -----------------  ------------  -----------  -----------------------  ------------

INCOME (LOSS) BEFORE
 INCOME TAXES                        (356,468)             -            -              (2,100,000)   (2,456,468)
                             -----------------  ------------  -----------  -----------------------  ------------

NET INCOME (LOSS)            $       (356,468)  $          -  $         -  $           (2,100,000)   (2,456,468)
                             =================  ============  ===========  =======================   ============

                   LAKOTA TECHNOLOGIES, INC. AND SUBSIDIARIES
                     Summary of Assumptions and Disclosures


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

The consolidated financial statements presented are those of Lakota Technologies, Inc. (formerly Chancellor Trading Group, Inc.) (the Company) (a development stage company) and its wholly owned subsidiaries Lakota Energy, Inc. (Lakota), Air Nexus, Inc., Lakota Oil and Gas, Inc. and 2-Infinity.com, Inc. The Company was incorporated in the State of Colorado on July 14, 1995.

2-Infinity.com, Inc. (the Company) was incorporated in the State of Texas on May 7, 1999. The Company was incorporated for any lawful purpose under Texas law, but primarily to operate in the internet industry.

Air Nexus, Inc. (the Company) was incorporated in the State of Texas on June 2, 1999 as Voice Design, Incorporated on June 17, 1999, Voice Design, Incorporated changed its name to Air Nexus, Inc.

NOTE  2  -     BUSINESS  COMBINATIONS

On June 9, 1999, the Company acquired all of the outstanding shares of Air Nexus, Inc., a retail provider of commercial voice and data services.

The Company issued 3,000,000 shares of common stock for all of the outstanding shares of Air Nexus, Inc.

The acquisition has been accounted for as a purchase and the results of operations of Air Nexus, Inc. since the date of acquisition are included in the Company's consolidated financial statements.

In addition, the Company acquired all of the outstanding shares of 2-Infinity.com, Inc. through issuance of 3,000,000 shares of common stock.

Both Air Nexus, Inc. and 2-Infinity.com, Inc. were incorporated in 1999. Accordingly, these proforma financial statements for the year ended December 31, 1998 do not reflect their activity from inception to June 9, 1999.

1)  Goodwill (Lakota)                       $   1,050,000
    Common stock (Lakota)                      (1,050,000)
                                            ----------------

                                             $        -
                                             ===============

To record purchase of Air Nexus, Inc. through the issuance of 3,000,000 shares of common stock valued at $0.35 per share.

2)  Goodwill (Lakota)                        $   1,050,000
    Common stock (Lakota)                      (1,050,000)
                                            ----------------

                                             $        -
                                             ===============

To record purchase of 2-Infinity.com, Inc. through the issuance of 3,000,000 shares of common stock valued at $0.35 per share.

3)  Amortization expense                     $   2,100,000
    Accumulated amortization-goodwill           (2,100,000)
                                             ----------------
                                             $        -
                                             ================

                                            Part  II

                            INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The laws of the State of Colorado and our corporate bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur while acting in such capacities. In general, our directors and officers are indemnified for actions they take in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to criminal actions or proceeds, they are indemnified if they had no reasonable cause to believe their actions were unlawful. In addition, their liability is limited by our Articles of Incorporation.

     We  do  not  currently  have  a policy of directors and officers insurance.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth our estimated expenses in connection with the distribution of the securities being registered. None of the expenses will be paid by selling securityholders. Except for SEC filing fees, all expenses have been estimated and are subject to future contingencies.

SEC  registration  fee . . . . . . . . . . . . . .         $     1,423.21
Legal  fees  and  expenses . . . . . . . . . . . .              60,000.00
Printing  and  engraving  expenses . . . . . . . .              10,000.00
Accounting  fees  and  expenses . . . . . . . . .               25,000.00
Blue  sky  fees  and  expenses . . . . . . . . . .               8,000.00
Transfer  agent  registration  fees
 and  expenses . . . . . . . . . . . . . . . . . .               1,000.00
Miscellaneous  Expenses . . . . . . . . . . . . .                2,576.79
Total . . . . . . . . . . . . . . . . . . . . . .           $  108,000.00

RECENT  SALES  OF  UNREGISTERED  SECURITIES

Effective November 6, 1996, Lakota Energy, Inc., a Colorado corporation ("Lakota Energy") merged with and into Chancellor Trading Group, Inc., a Colorado corporation ("Chancellor") in a business combination described as a "reverse acquisition", with Chancellor being the surviving corporation. For accounting purposes, the transaction has been treated as the acquisition of Chancellor (the Registrant) by Lakota Energy. As part of the transaction, Chancellor changed its name to Lakota Energy. Immediately prior to the transaction, Chancellor had 1,801,000 shares of Common Stock outstanding. As part of Chancellor's reorganization with Lakota Energy, Chancellor issued 9,187,500 shares of its Common Stock to the shareholders of Lakota Energy in exchange for 4,593,750 shares of Lakota Energy Common Stock, and an additional 118,000 shares to third parties, so that subsequent to the transaction, there were 11,106,500 shares of common stock issued and outstanding. All of the issuances were exempt under
Section  4(2)  of  the  Securities  Act  of  1933.

In January 1997, the Company issued an aggregate of 812,500 shares of Series A Preferred Stock to Pilares Oil & Gas, Inc. in exchange for certain oil and gas leasehold interests. At the time of the transaction, no dollar value was assigned to the issuance. The issuance was exempt under Section 4(2) of the Securities Act of 1933. Subsequently, in March 1997, Pilares Oil & Gas converted all of the shares of Series A Preferred Stock into 812,500 restricted shares of common stock.

From March 1997 through June 1998, the Company issued an aggregate of 216,100 shares of restricted common stock under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933 to approximately twenty three (23) accredited investors at a price of $1.00 per share, resulting in gross proceeds to the Company of $216,100.

From May 1997 through January 1999, and once in April 1999, the Company sold an aggregate of 5,075,200 Units in a private placement under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933 to a total of thirty seven (37) accredited investors. Each Unit consisted of one share of restricted common stock, one warrant to acquire one share of common stock within twelve (12) months from the date of purchase, and one warrant to acquire one share of common stock within twenty four (24) months from the date of purchase. The prices paid for the Units, as well as the exercise price of the warrants, varied depending on the market price of the Company's common stock at the time of each transaction. In the aggregate, the proceeds from this offering were $371,725.

In November 1998, the Company issued an aggregate of 4,528,433 shares of restricted common stock to five accredited entities in connection with the purchase of two leasehold interests through Optima Investments. The issuance was exempt under Section 4(2) of the Securities Act of 1933. At the time of the transaction, no dollar value was assigned to the issuance. In June 1999, pursuant to a settlement agreement with Optima, all of the shares were retired.

In February 1999, the Company issued an aggregate of 1,000,000 shares of restricted common stock under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933 to Cactus Petroleum, Inc., an entity controlled by John
B. Hayes, a Director of the Company, as consideration for certain services rendered as a consultant and finder under a verbal agreement with the Company in connection with the Optima Investments transaction. At the time of the transaction, no dollar value was assigned to the issuance. Mr. Hayes was also issued 300,000 shares of restricted common stock in July 1999 pursuant to the same exemption(s) as consideration under a verbal employment agreement with the Company.

In March 1999, the Company issued an aggregate of 18,520 shares of common stock under Rule 504 of Regulation D to MRC Legal Services Corporation, an accredited entity acting as securities counsel to the Company, for services rendered. In July 1999, an aggregate of 75,000 shares of restricted common stock was issued to MRC Legal Services Corporation under Section 4(2) of the Securities Act of 1933 for services rendered. In September 1999, an aggregate of 400,000 shares of restricted common stock was issued to MRC Legal Services Corporation and its employee under Section 4(2) of the Securities Act of 1933 for services rendered, including services in connection with the preparation and filing of the SB-2 registration statement of which this prospectus is a part. At the time of the transaction, no dollar value was assigned to the issuance.

In March and April 1999, the Company issued an aggregate of 260,000 shares of common stock under Rule 504 of Regulation D to PMR & Associates, an accredited entity providing public relations services to the Company (including drafting and disseminating news and press releases, increasing the Company's awareness in the investment and broker-dealer communities, and consultation regarding certain acquisitions), in exchange for services rendered. At the time of the transaction, no dollar value was assigned to the issuance.

In March 1999, the Company sold an aggregate of $550,000 face value convertible debentures to three (3) individuals located outside the United States under Rule 504 of Regulation D. The debentures were convertible into shares of common stock of the Company at the discretion of the holder thereof. All of the debentures have been converted into an aggregate of 7,685,581 shares of common stock.

In April 1999, the Company issued 1,676,429 and 1,229,643 shares of common stock to Robert Kent Honeyman and Howard Wilson, respectively, in exchange for deferred compensation due to them under verbal employment agreements with the Company. The issuance was exempt under Section 4(2) of the Securities Act of 1933. At the time of the transaction, no dollar value was assigned to the issuance.

In June 1999, the Company issued an aggregate of 3,000,000 shares of restricted common stock to Majed Jalali, the sole shareholder of 2-Infinity.com, Inc., in exchange for 2,000 shares of 2-Infinity pursuant to the acquisition agreement between the Company and Jalali. The issuance was exempt under Section 4(2) of the Securities Act of 1933.

In June, August, October, and November 1999, the Company issued an aggregate of 445,000 restricted shares to eight existing shareholders who exercised warrants acquired in the previous unit offering. As a result of the exercise, the Company received $79,700. The issuance was exempt under Rule 506 and Section 4(2) of the Securities Act of 1933.

In June 1999, the Company issued an aggregate of 3,000,000 shares of restricted common stock to Patrick Morgan, Candice Morgan, and Charles H. Downey, Jr. in exchange for an aggregate of 10,000 shares of Voice Design, Inc. pursuant to the acquisition agreement between Lakota and Voice Design, Inc. The issuance was exempt under Section 4(2) of the Securities Act of 1933.

In July 1999, the Company sold an aggregate of $74,000 face value convertible debenture to HLKT Holdings, LLC, an accredited Colorado limited liability company under Rule 504 of Regulation D. The debenture was convertible into shares of common stock of the Company at the discretion of the holder thereof. The entire debenture was converted into an aggregate of 793,966 shares of common stock.

In July 1999, the Company issued an aggregate of 495,385 shares of restricted common stock to Brent Cavazos, an accredited investor and litigation counsel to the Company, in exchange for services rendered. The issuance was exempt under Rule 506 and Section 4(2) of the Securities Act of 1933.

In August 1999, the Company sold an aggregate of $23,500 face value convertible debenture to HLKT Holdings, LLC, an accredited Colorado limited liability company under Rule 504 of Regulation D. The debenture was convertible into shares of common stock of the Company at the discretion of the holder thereof. The entire debenture was converted into an aggregate of 391,250 shares of common stock.

In August 1999, the Company issued an aggregate of 1,715,000 restricted shares in the name of Jacob International, Inc., an accredited entity, pursuant to a public relations agreement. At the time of the transaction, no dollar value was assigned to the issuance. Of the shares issued, 428,000 were delivered to Jacob, and the balance were held in escrow to be delivered when the closing bid price of the Company's common stock reaches certain milestones. In November 1999, pursuant to a cancellation of the contract with Jacob, all of the shares were returned to counsel for Lakota for retirement.

In August 1999, the Company executed a promissory note to each of Y.L. Hirsch, Sholem Liebenthal, Avram Rothman, Joshua Heimlich, and Zvi Y. Zelikovitz, each an accredited investor, representing an aggregate face amount of $750,000. The issuance was pursuant to an exemption under Rule 506 of Regulation D. Each of the notes is convertible into shares of common stock at the discretion of the holder thereof. In addition, as part of the transaction, the Company issued an aggregate of 5,000,000 warrants to acquire common stock to the holders of the notes. See "Description of Securities."

In September 1999, the Company issued 1,500,000 shares of restricted common stock to one accredited investor for $210,000. The investor also received warrants to acquire 500,000 shares of common stock at $0.28 per share, exercisable until September 28, 2001. Both the common stock issued to the investor and the common stock underlying the exercise of the warrants are being registered in the SB-2 registration statement of which this is prospectus is a part. The issuance was pursuant to an exemption under Rule 506 of Regulation D.

EXHIBITS

Exhibit  No.     Description
-----------      -----------

*2.1             Agreement  and  Plan of Reorganization dated November 6, 1996 between  Lakota  Energy, Inc. and  Chancellor  Trading  Group,
                 Inc.
*2.2             Reorganization  and  Stock  Purchase  Agreement dated May 28,
                 1999  between  Lakota  Energy,  Inc.,  2-Infinity.com,  Inc., and Majed Jalali.
*2.3             Reorganization  and  Stock  Purchase  Agreement dated June 8,
                 1999  between  Lakota  Energy, Inc. and Voice Design, Inc. and its shareholders.
*2.4             Stock  Transfer  Agreement dated June 14, 1999 between Lakota
                 Energy,  Inc.  and  Lakota  Oil  and  Gas,  Inc.
*3.1             Articles  of  Incorporation of Chancellor Trading Group, Inc.
                 filed  July  14,  1995.
*3.2             Articles of Merger between Lakota Energy, Inc. and Chancellor
                 Trading  Group,  Inc.  filed  December  27,  1996.
*3.3             Articles  of  Amendment  to  the Articles of Incorporation of
                 Lakota  Energy,  Inc.  filed  August  4,  1999.
*3.4             Bylaws  of  Lakota  Energy,  Inc.,  as  amended.

*5 Opinion of Cutler Law Group with respect to legality of the securities of the Registrant begin registered
*10.1 Oil and Gas Lease dated October 23, 1995 for the Bernard project
*10.2 Assignment of Oil, Gas and Mineral Lease dated March 15, 1996 for the Bernard project.
*10.3 Oil, Gas and Mineral Lease dated April 26, 1996 for the Glass Mountain project.
*10.4 Lease Agreement dated December 17, 1996 for the premises located at 2849 Paces Ferry Road, Suite 710, Atlanta, Georgia.
*10.5 Employment Agreement between 2-Infinity.com, Inc. and Majed Jalali effective June 1, 1999.
*10.6 Employment Agreement between Voice Design, Inc. and Charles Downey, Jr., effective June 14, 1999.
*10.7 Employment Agreement between Voice Design, Inc. and Patrick "Cody" Morgan effective June 14, 1999.
*10.8            Lakota  Energy,  Inc.  Omnibus  Stock  Option Plan effective
                 August  1,  1999.
*10.9 Agreement for investor relations services with PMR and Associates dated January 27, 1999, as amended.
*10.10 Agreement for investor relations services with Market Strategies dated June 4, 1999.
*10.11 Consulting Agreement with Rapid Release Research, LLC effective August 9, 1999.
*10.12 Escrow Agreement dated August 11, 1999 between Lakota Technologies, Inc., Rapid Release Research, LLC, and
                 MRC  Legal  Services Corporation,  as  escrow  agent.
*10.13           Promissory Note payable to Paras Chokshi dated February 12,
                 1999.
*10.14           Promissory  Note  payable to Dipak Bhatt dated February 12,
                 1999.
*10.15 Promissory Note payable to Lakota Energy, Inc. from Robert Kent Honeyman dated April 29, 1999.
*10.16 Securities Subscription Agreement dated as of March 16, 1999 between Lakota Energy, Inc. and Y.L. Hirsch.
*10.17 Securities Subscription Agreement dated as of March 16, 1999 between Lakota Energy, Inc. and Amram Rothman.
*10.18 Securities Subscription Agreement dated as of March 16, 1999 between Lakota Energy, Inc. and Joshua Heimlich.
*10.19 8% Series A Senior Subordinated Convertible Redeemable Debenture due March 15, 2000, executed in favor of Y.L. Hirsch.
*10.20 8% Series A Senior Subordinated Convertible Redeemable Debenture due March 15, 2000, executed in favor of Amram Rothman.
*10.21 8% Series A Senior Subordinated Convertible Redeemable Debenture due March 15, 2000, executed in favor of Joshua Heimlich.
*10.22 Escrow Agreement dated as of March 16, 1999 between Lakota Energy, Inc., Y.L. Hirsch, Amram Rothman, Joshua Heimlich, and Edward H. Burnbaum, Esq., as escrow agent.

*10.23 Securities Subscription Agreement dated as of July 23, 1999 between Lakota Energy, Inc. and HLKT Holdings, LLC.
*10.24 1% Series B Senior Subordinated Convertible Redeemable Debenture Due July 23, 2001, executed in favor of
                 HLKT  Holdings,  LLC.
*10.25 Escrow Agreement dated as of July 23, 1999 between Lakota Energy,Inc., HLKT Holdings, LLC, and Edward H. Burnbaum, Esq. as escrow agent.
*10.26 Subscription Agreement dated August 27, 1999 between Lakota Technologies, Inc. and HLKT Holdings, LLC.
*10.27 3% Convertible Debenture due August 27, 2000 dated as of August 27, 1999 and executed in favor of HLKT Holdings, LLC.
*10.28 Securities Purchase Agreement dated as of August 24, 1999 by and among Lakota Technologies, Inc., Y.L. Hirsch, Sholem Liebenthal, Avram Rothman, Joshua Heimlich, and
                 Zvi  Y.  Zelikovitz.
*10.29 8% Convertible Note due August 24, 2001, dated August 24, 1999, and executed in favor of Y.L. Hirsch.
*10.30 8% Convertible Note due August 24, 2001, dated August 24, 1999, and executed in favor of Sholem Liebenthal.
*10.31 8% Convertible Note due August 24, 2001, dated August 24, 1999, and executed in favor of Amram Rothman.
*10.32 8% Convertible Note due August 24, 2001, dated August 24, 1999, and executed in favor of Joshua Heimlich.
*10.33 8% Convertible Note due August 24, 2001, dated August 24, 1999, and executed in favor of Zvi Y. Zelikovitz.
*10.34 Common Stock Purchase Warrant dated August 24, 1999, and executed in favor of Y.L. Hirsch.
*10.35 Common Stock Purchase Warrant dated August 24, 1999, and executed in favor of Sholem Liebenthal.
*10.36 Common Stock Purchase Warrant dated August 24, 1999, and executed in favor of Amram Rothman.
*10.37 Common Stock Purchase Warrant dated August 24, 1999, and executed in favor of Joshua Heimlich.
*10.38 Common Stock Purchase Warrant dated August 24, 1999, and executed in favor of Zvi Y. Zelikovitz.
*10.39 Escrow Agreement dated as of August 24, 1999 between Lakota Technologies, Inc., Y.L. Hirsch, Sholem Liebenthal,
                 Avram Rothman, Joshua Heimlich,, Zvi Y. Zelikovitz, and Edward H. Burnbaum, Esq., as escrow agent.
*10.40 Registration Rights Agreement dated as of August 24, 1999 between Lakota Technologies, Inc., Y.L. Hirsch, Sholem Liebenthal, Avram Rothman, Joshua Heimlich,, and
                 Zvi  Y.  Zelikovitz.
*10.41 Guaranty dated as of August 24, 1999 by Robert Ken Honeyman and for the benefit Y.L. Hirsch, Sholem Liebenthal, Avram Rothman, Joshua Heimlich,, and Zvi Y. Zelikovitz.

*10.42           Stock  Pledge and Security Agreement dated as of August 24,
                 1999  by Robert Ken Honeyman and for the benefit Y.L. Hirsch,
                 Sholem Liebenthal, Avram  Rothman,  Joshua  Heimlich,,  and
                 Zvi  Y.  Zelikovitz.
*10.43           Tut  Systems, Inc. Value Added Reseller Agreement dated May
                 20,  1999.
*10.44           Warrant  executed  in  favor  of  Dipak  Bhatt  to purchase
                 1,250,000  shares,  expiring  November  30,  1999.
*10.45           Warrant  executed  in  favor  of  Dipak  Bhatt  to purchase
                 1,250,000  shares,  expiring  November  30,  2000.
*10.46           Warrant  executed  in  favor  of  Dipak  Bhatt  to purchase
                 750,000  shares,  expiring  December  22,  1999.
*10.47           Warrant  executed  in  favor  of  Dipak  Bhatt  to purchase
                 750,000  shares,  expiring  December  22,  2000.
*10.48           Warrant  executed in favor of Michael A. Hancock and Steven
                 D.  Morrison  to  purchase  500,000  shares,  expiring
                 December  10,  1999.
*10.49           Warrant  executed in favor of Michael A. Hancock and Steven
                 D.  Morrison  to  purchase  500,000  shares,  expiring
                 December  10,  2000.
*10.50           Warrant  executed in favor of Michael A. Hancock and Steven
                 D.  Morrison  to  purchase  250,000  shares,  expiring
                 December  17,  1999.
*10.51           Warrant  executed in favor of Michael A. Hancock and Steven
                 D.  Morrison  to  purchase  250,000  shares,  expiring
                 December  17,  2000.
*10.52           Stock  Purchase  Agreement  dated September 28, 1999 by and between  the  Company  and  Matt  Hensley.
*10.53           Warrant dated September 28, 1999 by and between the Company and  Matt  Hensley.
10.54            Letter  and  Lease  Agreements  for  South  Halter  Island
                 Prospect.
10.55            Letter and Lease Agreements for Union Central Life Insurance
                 Co.  Well  No.  1.
10.56            Voice  Solutions Reseller Agreement between 3Com Corporation and  AirNexus,  Inc.
10.57            Warrant  executed in favor of Jeffrey A. Runner and Sally D.
                 Runner to purchase 200,000 shares, expiring  October 23, 1999.
10.58            Warrant  executed in favor of Jeffrey A. Runner and Sally D.
                 Runner to purchase 200,000 shares, expiring October 29, 1999.
10.59            Warrant  executed  in  favor  of  Michael  Baker to purchase
                 100,000  shares,  expiring  October  30,  1999.
23.1             Consent  of  Jones,  Jensen  & Company, Certified Public
                 Accountants
*23.3            Consent  of  the Law Offices of M. Richard Cutler (contained in  opinion  to  be  filed  as  Exhibit  5)
 *24             Power  of  Attorney
27               Financial  Data  Schedule
____________________
*  Previously  Filed

UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

                               SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 10, 1999.


     Lakota  Technologies,  Inc.


     By:  /s/  Robert  (Ken)  Honeyman
          -------------------------------------
     Robert  (Ken)  Honeyman
     President  and  Director



     By:  /s/   Howard  Wilson
          --------------------------------
     Howard  Wilson
     Vice  President,  Secretary,  Chief  Financial
     Officer,  and  Director